SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              STAKE TECHNOLOGY LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3.    Filing Party:

            --------------------------------------------------------------------

      4.    Date Filed:

            --------------------------------------------------------------------

                             STAKE TECHNOLOGY LTD.
                                 2838 Highway 7
                        Norval, Ontario, Canada L0P 1K0
                      T:(905) 455-1990  F:(905) 455-2529

================================================================================
              NOTICE OF ANNUAL and SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 14, 2001
================================================================================

To the holders of the Common Shares of Stake Technology Ltd:

Notice is hereby given that the Annual and Special Meeting of Shareholders of STAKE TECHNOLOGY LTD. (the "Company") will be held on June 14, 2001 at 4:00 p.m. local time, in the "Kensington Room" at Le Royal Meridien, King Edward Hotel, 37 King Street East, Toronto, Canada for the following purposes:

1. to receive the Consolidated Audited Financial Statements of the Company for the year ended December 31, 2000 and the Auditors' Report thereon;

2.    to elect eleven Directors;

3. to appoint PricewaterhouseCoopers as auditors of the Company for 2001 and to authorize the Directors to fix their remuneration;

4. to approve the 2001 Stock Option Plan that is annexed to the Information Circular as "Exhibit A", and

5. to consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

This Notice is accompanied by a Form of Proxy, Information Circular, the Annual Report of the Company which includes the Consolidated Audited Financial Statements for the year ended December 31, 2000, March 31, 2001 press release of results and Return Card for shareholders to request continued information and an envelope to return the Proxy and Return Card.

All shareholders are cordially invited to attend the meeting.

DATED this 2nd day of May, 2001

                                        By Order of the Board of Directors


                                        Jeremy N. Kendall
                                        Chairman and Chief Executive Officer

--------------------------------------------------------------------------------

In order to be represented by proxy at the Annual and Special Meeting, you must complete and submit the enclosed Form of Proxy or other appropriate Form of
                                     Proxy.

--------------------------------------------------------------------------------

                                     PROXY

                             STAKE TECHNOLOGY LTD.
                                 2838 Highway 7
                        Norval, Ontario, Canada L0P 1K0
                            Telephone: 905-455-1990
                               Fax: 905-455-2529

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF STAKE TECHNOLOGY LTD. (the "Company").

The undersigned, a shareholder of the Company, hereby appoints Jeremy N. Kendall or failing him, Cyril A. Ing, both officers of the Company or INSTEAD OF EITHER OF THEM ______________________ as proxy for the undersigned with the power to appoint a substitute, and hereby authorize them to represent and to vote, in respect of the matters set out below, all of the Common Shares of the Company held by the undersigned of record, at the ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 14, 2001 in the "Kensington Room" at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada at 4:00 p.m. local time, or any adjournment thereof, in the same manner, to the same extent and with the same powers as if the undersigned were personally present at the said meeting or any adjournment thereof.

SHAREHOLDERS HAVE THE RIGHT TO APPOINT A PERSON (WHO NEED NOT TO BE A SHAREHOLDER) OTHER THAN THE NOMINEES DESIGNATED ABOVE TO ATTEND AND ACT FOR THEM ON THEIR BEHALF AND MAY EXERCISE SUCH RIGHT BY STRIKING OUT THE NAMES OF MANAGEMENT'S NOMINEES AND INSERTING THE NAME OF THEIR NOMINEE IN THE BLANK SPACE PROVIDED FOR SUCH PURPOSE.

Management recommends a vote for proposals 1, 2 and 3.

1.    To elect eleven Directors.

      VOTE for all nominees listed below          WITHHOLD FROM VOTING
      (except as marked to the                    for all nominees listed
      contrary below)                             below
                            |_|                                 |_|

      (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below).

            Tim Bergqvist, Michael Boyd, Cyril A. Ing, Jeremy N. Kendall, James Rifenbergh, Joseph Riz, John Taylor, Allan Routh, Katrina Houde, Dennis Anderson, Larry (Andy) Anderson

2. To appoint PricewaterhouseCoopers as auditors of the Company for 2001 and to authorize the Directors to fix their remuneration.

       |_| FOR              |_| AGAINST           |_| WITHHOLD / ABSTAIN

3. To approve the 2001 Stock Option Plan for the issuance of up to 1,000,000 common shares to employees, directors and consultants of the Company as described and annexed to the Information Circular.

       |_| FOR              |_| AGAINST           |_| WITHHOLD / ABSTAIN

4. To consider and take action upon such other matters as may properly come before the meeting, or any adjournment or adjournments thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

IF THE OFFICERS NAMED IN THIS PROXY ARE APPOINTED BY THE UNDERSIGNED AND NO DIRECTION IS MADE, SUCH OFFICERS WILL VOTE AND VOTE FOR PROPOSALS 1, 2 and 3. IF A PERSON OTHER THAN THE OFFICERS NAMED IS APPOINTED AND NO DIRECTION IS MADE, SUCH PERSON MAY VOTE SUCH SHARES AT HIS DISCRETION. IF ANY AMENDMENT OR VARIATION TO THE MATTERS IDENTIFIED ABOVE ARE PROPOSED AT THE MEETING, DISCRETIONARY AUTHORITY IS HEREBY CONFERRED WITH RESPECT THERETO.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such and furnish evidence of authority. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If not dated, this Proxy is deemed to bear the date on which it is mailed to each shareholder.

                                          DATE                           , 2001
                                               --------------------------


                                          --------------------------------------
                                          Signature


                                          --------------------------------------
                                          Signature if held jointly

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY,
                          USING THE ENCLOSED ENVELOPE

                             STAKE TECHNOLOGY LTD.
                                 2838 Highway 7
                            Norval, Ontario, Canada
                                    L0P 1K0

                    INFORMATION CIRCULAR and PROXY STATEMENT

                     SOLICITATION AND REVOCATION OF PROXIES

THIS INFORMATION CIRCULAR AND PROXY STATEMENT ("Information Circular") IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF STAKE TECHNOLOGY LTD. ("the Company") OF PROXIES FOR USE at the Annual and Special Meeting ("the Meeting") of Shareholders to be held on June 14, 2001 at 4:00 p.m. local time, in the "Kensington Room" at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual and Special Meeting of Shareholders.

The Company expects to mail this Information Circular and the accompanying form of Proxy on or about May 16, 2001.

Any shareholder giving such a Proxy may revoke it at any time before it is exercised. A Proxy given pursuant to this solicitation may be revoked by instrument in writing executed by the shareholder or his or her attorney duly authorized in writing and deposited either at the corporate office of the Company at 2838 Highway 7, Norval, Ontario, Canada L0P 1K0, at any time prior to the date of the meeting at which the proxy is to be used, or by delivering it prior to a vote to the Chairman of the meeting on the day of the meeting or any adjournment thereof.

The persons named in the form of Proxy are Directors and Officers of the Company and will vote the shares in respect of which they are appointed Proxy holders in accordance with the directions of the shareholder appointing them. IN THE ABSENCE OF SUCH DIRECTION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS AUDITORS AND FOR APPROVAL OF THE 2001 STOCK OPTION PLAN.

If a shareholder appoints some person other than the officers named in the form of Proxy to represent him or her, such person will vote the shares in respect of which he or she is appointed proxy holder in accordance with the directions of the shareholder appointing him or her. In the absence of such direction, such person may vote such shares at his or her discretion.

The enclosed form of Proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting, or other matters, which may properly come before the meeting. At the time of printing this Information Circular, the management of the Company knows of no such amendments, variations or other matters to come before the meeting.

The Company will bear the cost of preparing, assembling and mailing all proxy materials that may be sent to the Shareholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone, fax or e-mail. The Company does not expect to pay any additional compensation for the solicitation of proxies.

The Annual Report of the Company, which contains the Audited Consolidated Financial Statements for the fiscal year ended December 31, 2000, accompanies this Information Circular. Receipt at the Meeting of the consolidated financial statements of the Company for the year ended December 31, 2000 and the auditors' report thereon will not constitute approval or disapproval of any of the matters referred to in such reports and statements.

Unless otherwise indicated, all dollar amounts herein are expressed in Canadian dollars. On May 4, 2001 the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes of the Federal Reserve Bank of New York, was US$0.6445 = $1.00 CDN.

                               VOTING SECURITIES

The Board of Directors has fixed May 7, 2001 as the record date for determining shareholders entitled to Notice of the Meeting.

Shareholders of Common Shares of record on May 7, 2001 are entitled to one vote for each share registered in the name of the shareholder. As of May 4, 2001 there were 29,023,905 Common Shares issued and outstanding.

              SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

The following table sets forth certain information concerning share ownership of all persons known by the Company to own beneficially 5% or more of the Company's outstanding Common Shares and all directors of the Company as a group as of May 4, 2001.

==================================================================================================================
               Name and Address                    Class of        Amount of Shares       Percent of Class (2)
             of Beneficial Holder                   Share         Beneficially Owned
------------------------------------------------------------------------------------------------------------------
Dennis Anderson                                     Common             5,356,335(a)              18.45%
2214 Geneva Road NE, Alexandria
Minnesota USA 56308
==================================================================================================================
Gruber & McBaine Capital Management                 Common             3,507,500(3)              12.08%
50 Osgood Place, San Francisco
California USA 94133
==================================================================================================================
All Directors and Officers                       Common (1)            1,786,343(a)             6.2% (a)
As a group (thirteen) after excluding Dennis
Anderson who is disclosed above (a) and not                            7,142,678(b)             24.6% (b)
excluding Mr. Anderson's shares (b) and
including Ms. Leslie Markow, CFO and Mr. David
Kruse, Vice President and COO-BEI/PECAL.
==================================================================================================================

(1)   For details of shares owned by and directors, see Election of Directors.

(2) Percentage ownership is calculated based on total Common Shares outstanding at May 4, 2001 of 29,023,905. It does not include warrants or options that have vested or have not yet vested.

(3) The Company has no knowledge of the beneficial owner of the shares held in the name of Gruber & McBaine Capital Management, 50 Osgood Place, San Francisco, California, USA, 94133.

                             ELECTION OF DIRECTORS

Eleven directors will be elected to serve until the next Annual Meeting or until their successors are elected and qualified. There are no family relationships among the Directors. The accompanying form of proxy will be voted for the election as Director of the nominees listed below, unless the proxy contains contrary instructions. Each of the nominees has consented to be named herein and to serve as a Director. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the officers named in the accompanying form of proxy reserve the right to vote for another person at their discretion. The Board of Directors of the Company has been established at a minimum of five and a maximum of 15 and presently consists of eleven directors.

The following are management's nominees:

Information concerning the directors and officers at May 4, 2001 is set forth below:

(a)   Identification of directors and certain executive officers:

=================================================================================================================
                                                                                Number of Shares
                          Year First          Position                            Beneficially
                           Elected          With Company         Class of       Owned/Number of          % of
      Name         Age     Director                               Shares         Vested Options         Class
-----------------------------------------------------------------------------------------------------------------
  J.N. Kendall      61       1978      Chairman of the Board,     Common       301,013/358,000 (1)       2.17%
                                           CEO & Director
-----------------------------------------------------------------------------------------------------------------
    C.A. Ing        68       1984      Secretary and Director     Common        66,335/57,500 (2)        0.41%
-----------------------------------------------------------------------------------------------------------------
     J. Riz         53       1986       Independent Director      Common        33,600/57,500 (3)        0.30%
-----------------------------------------------------------------------------------------------------------------
   J.D. Taylor      48       1994     President, COO & Director   Common        97,027/198,000 (4)       0.97%
-----------------------------------------------------------------------------------------------------------------
  T. Bergqvist      69       1989       Independent Director      Common        20,000/57,500 (5)        0.25%
-----------------------------------------------------------------------------------------------------------------
     M. Boyd        49       1995       Independent Director      Common         5,000/50,000 (6)        0.18%
-----------------------------------------------------------------------------------------------------------------
  J. Rifenbergh     70       1996           Director, now         Common       313,448/107,500 (7)       1.38%
                                          independent (was
                                       formerly acting CEO of
                                          SunRich in 1998)
-----------------------------------------------------------------------------------------------------------------
    A. Routh        50       1999      Director and President     Common        553,781/80,000 (8)       2.08%
                                         of the SunRich Food
                                             Group, Inc.
-----------------------------------------------------------------------------------------------------------------
  D. Anderson       56       2000         Director and Vice       Common       5,356,335/2,000 (9)      17.62%
                                       President - Operations
                                         of the Sunrich Food
                                             Group, Inc.
-----------------------------------------------------------------------------------------------------------------
  L. Anderson       52       2000      Director and Part-time     Common        367,089/1,500 (10)       1.2%
                                       CFO of Northern Food &
                                             Dairy, Inc.
-----------------------------------------------------------------------------------------------------------------
    K. Houde        42       2000       Independent Director      Common          0 /10,000 (11)         0.03%
-----------------------------------------------------------------------------------------------------------------
  All Directors
   and certain
    executive                                                     Common      7,113,628/979,500 (12)     26.6%
   Officers as
   listed as a
 group (eleven)

=================================================================================================================

Percentage ownership is calculated based on total Common Shares outstanding at May 4, 2001 of 29,023,905 outstanding plus all Common Shares subject to an option currently exercisable, which at May 4, 2001 total 1,381,825 of which 979,500 related to directors and officers noted above and described below and 402,325 are options vested to other employees of the Company. This calculation does not include options that have not yet vested or warrants currently outstanding. Therefore the % of Class is based on 30,405,730 common shares.

                     ATTENDANCE AND COMMITTEES OF THE BOARD

The Board of Directors meet four times in person and two times by telephone during 2000. All directors participated in at least 75% of these meetings.

Audit Committee - The Company has an Audit Committee with Messrs. Riz and Boyd and Ms. Houde as its members, all of who are independent directors. Mr. Boyd is chairman of the Audit Committee. The Audit Committee's duties and responsibilities include (a) providing oversight of the financial reporting process and management's responsibility for the integrity, accuracy and objectivity of financial reports and accounting and financial reporting practices; (b) recommending to the Board of Directors the appointment of the Company's auditors; (c) providing oversight of the adequacy of the Company's system of internal controls; and (d) providing oversight of management practices relating to ethical considerations and business conduct, including compliance with laws and regulations.

The audit committee meets formally four times a year, once to review the annual audited financial statements and before each quarter's earnings are filed on Form 10Q, with the SEC/Nasdaq. Other meetings may be held as at the discretion of the Chair of the Audit Committee, Mr. Michael Boyd. During, 2000, the audit committee met four times. The Audit Committee has free and unfettered access to PricewaterhouseCoopers, the Company's auditors.

Compensation Committee/Option Plan Committee - Mr. Cyril Ing and Mr. Tim Bergqvist are members of the Compensation Committee and with Mr. Kendall, CEO, comprise the Option Plan Committee of the Board.

The function of the Compensation Committee is to determine the compensation of the CEO as well as to review and approve the compensation recommended by the CEO for all other senior officers and employees of the Company on an annual basis. The Compensation Committee meets formally in person once a year in December. In addition, several telephone meetings are held during the year for administrative matters connected to Option Plan Committee responsibilities.

The Company does not have an Executive Committee.

(1) Includes options to purchase 27,500 common shares, 102,500 common shares and 228,000 common shares at US$1.063 per share pursuant to the 1993, 1996 and 1998 Stake Employee/Director Stock Option Plans respectively.

(2) Includes options to purchase 7,500 common shares, 13,750 common shares and 26,250 common shares at US$1.063 per share pursuant to the 1993, 1996 and 1998 Stake Employee/Director Stock Option Plans respectively.

      Includes options to purchase 10,000 common shares at US$1.313 per share pursuant to the 1996 Stake Employee/Director Stock Option Plan.

(3) Includes options to purchase 7,500 common shares, 13,750 common shares and 26,250 common shares at US$1.063 per share pursuant to the 1993, 1996 and 1998 Stake Employee/Director Stock Option Plans respectively.

      Includes options to purchase 10,000 common shares at US$1.313 per share pursuant to the 1996 Stake Employee/Director Stock Option Plan.

(4) Includes options to purchase 27,500 common shares, 55,000 common shares and 115,500 common shares at US$1.063 per share pursuant to the 1993, 1996 and 1998 Stake Employee/Director Stock Option Plans respectively.

(5) Includes options to purchase 7,500 common shares, 13,750 common shares and 26,250 common shares at US$1.063 per share pursuant to the 1993, 1996 and 1998 Stake Employee/Director Stock Option Plans respectively.

      Includes options to purchase 10,000 common shares at US$1.313 per share pursuant to the 1996 Stake Employee/Director Stock Option Plan.

(6) Includes options to purchase 13,750 common shares and 26,250 common shares at US$1.063 per share pursuant to the 1996 and 1998 Stake
      Employee/Director Stock Option Plans respectively.

      Includes options to purchase 10,000 common shares at US$1.313 per share pursuant to the 1996 Stake Employee/Director Stock Option Plan.

(7) Includes options to purchase 21,250 common shares, 26,250 common shares and 50,000 common shares at US$1.063 per share pursuant to the 1996, 1998 and 1999 Stake Employee/Director Stock Option Plans respectively.

      Includes options to purchase 10,000 common shares at US$1.313 per share pursuant to the 1996 Stake Employee/Director Stock Option Plan.

(8) Includes options to purchase 80,000 common shares at US$1.063 pursuant to the 1999 Stake Employee/Director Stock Option Plan.

(9) Includes options to purchase 2,000 common shares at US$1.313 per share pursuant to the 1999 Stake Employee/Director Stock Option Plan.

(10) Includes options to purchase 1,500 common shares at US$1.313 per share pursuant to the 1999 Stake Employee/Director Stock Option Plan.

(11) Includes options to purchase 10,000 common shares at US$1.313 per share pursuant to the 1996 Stake Employee/Director Stock Option Plan.

(12) Includes options to purchase 77,500 common shares at US$1.063 per share pursuant to the 1993 Stake Employee/Director Stock Option Plan with an expiry of December 31, 2004.

      Includes options to purchase 233,750 common shares at US$1.063 per share pursuant to the 1996 Stake Employee/Director Stock Option Plan with an expiry of December 31, 2003.

      Includes options to purchase 60,000 common shares at US$1.313 per share pursuant to the 1996 Stake Employee/Director Stock Option Plan with an expiry date of December 20, 2005.

      Includes options to purchase 474,750 common shares at US$1.063 pursuant to the 1998 Stake Employee/Director Stock Option Plan with an expiry date of December 11, 2003.

      Includes options to purchase 130,000 common shares of US$1.063 pursuant to 1999 Stake Employee/Director Stock Option Plan, with an expiry date of August 1, 2004.

      Includes options to purchase 3,500 common shares of US$1.063 pursuant to 1999 Stake Employee/Director Stock Option Plan, with an expiry date of August 1, 2005.

(b)   Set forth below is a biographical description of each director of the
      Company:

Jeremy N. Kendall has served as a Director of the Company since September 1978. In June 1983, he was elected Chairman of the Board and Chief Executive Officer of the Company. He is Chairman of the Board of all of the Company's subsidiaries except 1108176 Ontario Limited. He is also Chairman of Jemtec Inc., Easton Minerals Ltd. and Logicsys Inc. He is also a Director of a number of private and charitable organizations.

Cyril A. Ing was elected a Director in January 1984 and became an employee in August 1985. He was an independent consultant specializing in engineering projects involving the combustion of biomass from May of 1982 to August 1985. For the previous 10 years he was President of the Conat Group, a holding company, whose major subsidiary, Westair Systems Inc., is a distributor and manufacturer of industrial dehumidification equipment. In March 1990, Mr. Ing retired from full time employment.

Joseph Riz was elected a Director of the Company in July 1986. He is presently managing director of Tricapital Management Ltd., a merchant banking and financial advisory firm. From 1983 to 1985 he was an Executive Vice President of Crowntek, Inc.

Tim Bergqvist was elected a director of the Company in January of 1989. He has recently retired as the Chairman of Eucalyptus Pulp Mills PLC. He is currently Chairman of Quinta da Rosa (Vinhos do Porto) Lda in Portugal.

John Taylor was elected to the Board of Directors in December 1994. He was appointed President and Chief Operating Officer of the Company in 1991. From 1986-1991, Mr. Taylor was the Company's Vice-President of Marketing and Planning.

Michael Boyd was elected to the Board of Directors in December 1995. Mr. Boyd is Managing Director Merchant Banking of HSBC Capital (Canada) Inc., a merchant-banking subsidiary of the HSBC Bank Canada.

Jim Rifenbergh was elected to the Board of Directors in April 1996. Mr. Rifenbergh is past President and Chairman of Brown Printing Company of Waseca, Minnesota, a large printing company with plants throughout the United States. He is also a Director of SunRich Food Group, Inc., the Company's subsidiary and a number of other private companies and organizations.

Allan Routh was elected to the Board of Directors in September 1999. Mr. Routh is President of the SunRich Food Group, Inc., the Company's subsidiary.

Dennis Anderson was elected to the Board of Directors in September 2000; Mr. Anderson is the Vice President Operations Manager of the SunRich Food Group, Inc., the Company's subsidiary and he is the Company's largest shareholder. Mr. Anderson was the owner of Northern Food & Dairy for five years prior to the Company's' acquisition on Northern

Larry (Andy) Anderson was elected to the Board of Directors in September 2000. Mr. Anderson is a CPA and acts as a part time financial officer to the SunRich Food Group, Inc. Prior to his involvement with the SunRich Food Group, Inc., Mr. Anderson was a partner in a Minneapolis CPA firm for more than five years prior to the Company's acquisition of Northern.

Katrina Houde was elected to the Board of Directors in December 2000. Ms. Houde is currently an independent consultant. For the five years prior to her election to the Stake board; Ms. Houde was with Cuddy International Corp., a large international poultry company with 2,200 employees worldwide. Ms. Houde held several senior executive positions at Cuddy International Corp., and served as president of Cuddy Food Products. Her positions at Cuddy encompassed a wide range of responsibilities, including human resources, IT, finance, public relations, strategic planning, and government affairs, as well as overall accountability for all operating divisions.

                       INDEBTEDNESS OF DIRECTORS/OFFICERS

Mr. Kendall, Chairman & C.E.O. is indebted to the Company for $105,000 at December 31, 2000. The majority of the loan proceeds ($73,000) were used by Mr. Kendall for the purchase of a vehicle used by Mr. Kendall to conduct the Company's business. A substantial part of the remaining portion of the loan is for funds advanced to Mr. Kendall as a personal loan. Interest on these loans is assessed as a taxable benefit to Mr. Kendall at the prescribed rate for employee loans in Canada, which was 6% at December 31, 2000.

                           COMPENSATION OF DIRECTORS

In addition to annual grants of options, Directors who are not Company officers receive a director's fee of $1,500 for each board meeting attended in person as well as $250 for participating in committee meetings and telephone meetings and reimbursement of travelling and administrative expenses to attend meetings and manage their Board responsibilities. The Corporate Secretary, Mr. Ing, also receives an additional $500 per quarter for his additional responsibilities.

                                   INSURANCE

The Company's comprehensive insurance policies include coverage, which indemnifies the directors and officers of the Company. The approximate annual cost of this coverage is $50,000 and the policy contains a $25,000 deductible and does not cover liability for failure to act honestly and in good faith.

                             EXECUTIVE COMPENSATION

The following tables set forth all remuneration paid by the Company and its subsidiaries during the last three years ended December 31, 2000, 1999 and 1998 to its C.E.O., as well as executive officers of the Company and or its subsidiaries earning in excess of US$100,000:

                           SUMMARY COMPENSATION TABLE
                             (STATED IN US DOLLARS)

                                          Annual Compensation              Awards                  Payouts
==================================================================================================================
                                                                           Restricted
     Name and Principal                                        Other         Stock                      All Other
         Occupation           Year     Salary      Bonus       Annual       Awards   Options    LTIP     Compen-
                                                            Compensation               SARs   Pay-outs   sation

------------------------------------------------------------------------------------------------------------------
Jeremy Kendall - C.E.O.       2000    $169,263     $45,590    $6,910 (1)
------------------------------------------------------------------------------------------------------------------
John D Taylor - C.O.O.        2000    $115,479     $32,870   $15,560 (1)
------------------------------------------------------------------------------------------------------------------
Allan Routh - President of    2000    $110,000     $20,000    $6,555 (1)
the SunRich Food Group
------------------------------------------------------------------------------------------------------------------
Jeremy Kendall - C.E.O.       1999    $154,478      $4,889   $17,524 (1)
------------------------------------------------------------------------------------------------------------------
John D Taylor - C.O.O.        1999    $112,245     $14,747   $11,494 (1)       --        --        --       --
------------------------------------------------------------------------------------------------------------------
Jeremy Kendall - C.E.O.       1998    $159,417     $81,704   $10,415 (1)       --        --        --       --
------------------------------------------------------------------------------------------------------------------
John Taylor - C.O.O.          1998    $110,753     $48,600    $6,033 (1)
------------------------------------------------------------------------------------------------------------------

(1) Represents taxable benefit of automobile, life insurance, retirement savings contributions, short-term loans and benefit received over exercise price of stock options exercised.

Note: Mr. Dennis Anderson's is the Vice-President of Operations of the SunRich Food Group, and earns in excess of $100,000, however as Northern was acquired on September 15, 2000, the compensation paid to Mr. Anderson in the three and one half months since acquisition was US$40,400.

The following table contains information concerning individual grants of stock options made during the last completed fiscal year, to the following executive officers:

                       OPTION GRANTS IN PAST FISCAL YEAR

================================================================================================================
                                              % of Total Options      Exercise on Base
            Name                Options      Granted to Employees      price ($/Share)       Expiration Date
                                Granted         in Fiscal Year
----------------------------------------------------------------------------------------------------------------
     Jeremy N. Kendall             0                  N/A                   N/A                   N/A
----------------------------------------------------------------------------------------------------------------
       John D. Taylor              0                  N/A                   N/A                   N/A
----------------------------------------------------------------------------------------------------------------
        Allan Routh                0                  N/A                   N/A                   N/A
----------------------------------------------------------------------------------------------------------------

                        DECEMBER 31, 2000 OPTION VALUES
                             (STATED IN US DOLLARS)

===============================================================================================================
           (a)                    (b)               (c)               (d)                      (e)
---------------------------------------------------------------------------------------------------------------
                                                                   Number of         Value of Unexercised in
           Name             Shares Acquired   Value Realized  Unexercised Options     the Money Options at
                             on Exercise of         in            at 12/31/00               12/31/00
                               Options in        2000 ($)           Vested/                  Vested/
                                2000 (#)                        Not Yet Vested           Not Yet Vested
---------------------------------------------------------------------------------------------------------------
    Jeremy N. Kendall              0                N/A          358,000/4,500           $134,071/$1,685
---------------------------------------------------------------------------------------------------------------
      John D. Taylor             10,000           $8,432         198,000/4,500           $74,151/$1,685
---------------------------------------------------------------------------------------------------------------
       Allan Routh                 0                N/A         80,000/120,000           $29,960/$44,940
---------------------------------------------------------------------------------------------------------------

                            APPOINTMENT OF AUDITORS

At the meeting, Shareholders will be called upon to appoint auditors to serve until the close of the next Annual Shareholders Meeting and to authorize the Board of Directors to fix the remuneration of the auditors so appointed.

The Board of Directors and management of the Company recommend that the Shareholders vote for the appointment of PricewaterhouseCoopers, formed from the merger in 1998 of Price Waterhouse, Chartered Accountants, and Coopers & Lybrand, Chartered Accountants, who have been the Company's auditors since 1975.

A representative of PricewaterhouseCoopers will attend the Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from Shareholders in attendance.

           INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Other than the acquisition of Northern Food & Dairy, Inc. on September 15, 2000, no person who has been a director or an officer of the Corporation, at any time since the beginning of its last completed financial year, or any associate of any such director or officer, has any material interest, direct or indirect, by way of beneficial partnership of securities or otherwise, in any matter to be acted upon at the meeting except as disclosed in this information circular.

Please note that there is no family relationship between Mr. Dennis Anderson and Mr. Larry (Andy) Anderson.

Dennis Anderson

Mr. Dennis Anderson was appointed a director of Stake following the acquisition of Northern Food & Dairy, Inc. (Northern) on September 15, 2000. Mr. Anderson was the principal shareholder of Northern. Mr. Anderson received 5,250,000 common shares of Stake from this transaction and warrants to acquire a further 375,000 Stake common shares at US $1.50, exercisable until September 14, 2005. The issuance of these shares resulted in Mr. Dennis Anderson becoming the largest shareholder of the Company.

Mr. Dennis Anderson is Executive Vice President - Operations of the SunRich Food Group, Inc. and is party to an employment agreement with annual compensation of US $130,000.

Larry (Andy) Anderson

Mr. Andy Anderson was appointed a director of Stake following the acquisition of Northern on September 15, 2000. Mr. Larry Anderson was a minority shareholder in Northern and received 350,000 common shares of Stake from this transaction and warrants to acquire a further 25,000 Stake common shares at US $1.50, exercisable until September 14, 2005. At the time of the acquisition of Northern, Mr. Andy Anderson owned 10,000 Stake common shares.

Mr. Andy Anderson is a C.P.A. and the part time Chief Financial Officer of Northern Food & Dairy, Inc. and is not party to a formal employment agreement.

                             2001 STOCK OPTION PLAN

At the Meeting, Shareholders will be called upon to approve the 2001 Stock Option Plan (Plan), which was approved by the Company's Board of Directors on March 13, 2001. This Plan provides for up to 1,000,000 common share options to be issued to employees, directors and consultants of Stake and its subsidiaries. No options have been granted from this 2001 Plan as at May 4, 2001.

Management believes that awarding options to these constituents is an important component of rewarding, retaining and attracting well-educated, skilled and trained people to the Company. Management would like to stress that options are always issued at current market price at the time of the grant. Options currently outstanding and the options proposed under this resolution total 9.8% of the companies outstanding common shares at May 4, 2001. The 2001 Stock Option Plan is annexed, as Exhibit A.

Passage of this resolution requires the affirmative vote of more than 50% of the votes cast at the meeting.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 required our Directors and executive officers to file reports of holdings and transactions in the Company's shares with the SEC and NASDAQ as of September 15, 2000, based on acquisition of Northern. Based on our records and other information, we believe that in 2000 our Directors and executive officers met all applicable SEC filing requirements except for Ms. Houde and Mr. Riz who filed their required forms late but are now in compliance.

PROXIES RECEIVED IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, APPROVAL OF PRICEWATERHOUSECOOPERS AS AUDITORS AND APPROVAL OF THE 2001 STOCK OPTION PLAN UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER SHARES ARE TO BE VOTED AGAINST THE RESOLUTION.

                            SHAREHOLDERS' PROPOSALS

All proposals of Shareholders intended to be presented at the Company's Annual Meeting of Shareholders in 2002, must be received at the Company's Executive Office no later than February 15, 2002 for inclusion in the Information Circular and Form of Proxy related to that meeting. The Company's next annual meeting is planned for June 2002.

                                 OTHER MATTERS

Nasdaq corporate governance rules state that the required quorum for the Annual Meeting of Shareholders cannot be represented by less than 33 1/3% of the outstanding common shares. Therefore shareholders of at least 9,674,635 common shares must participate directly or be present by proxy to validate the quorum requirements.

Stake encourages all of its shareholders to participate in the annual and special meeting.

The management of the Company does not know of any matters other than those stated in this Information Circular, which are to be presented for action at the meeting. If any other matters should properly come before the meeting, proxies will be voted on the other matters in accordance with the best judgement of the persons voting the proxies.

The directors of the Company have approved the contents and the sending of this Information Circular.

Dated this 4th day of May, 2001.

                   By Order of the Board of Directors


                        \s\Jeremy N. Kendall

                           Jeremy N. Kendall
                           Chairman of the Board and
                           Chief Executive Officer

FORM 10-KSB

The Company will provide without charge to beneficial owners of common shares of the Company, upon written request, a copy of the Company's annual report on Form 10-KSB for the year ended December 31, 2000 including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, Washington, D.C. Written requests should be directed to Leslie N. Markow the Assistant Secretary of the Company, 2838 Highway 7, Norval, Ontario, Canada, L0P 1K0, or by fax at (905) 455-2529 or by e-mail at info@staketech.com.

Shareholders should note that the Form 10-KSB, as well as Form 10-QSB's and press releases can be directly downloaded from the Company's web site www.staketech.com.

                                                                       EXHIBIT A

                             STAKE TECHNOLOGY LTD.

                             2001 STOCK OPTION PLAN

The purpose of the Stake Technology Ltd. 2001 Stock Option Plan (the "Plan") is to have options available to grant to the employees, directors and consultants of Stake Technology Ltd. and its subsidiaries. Such a Plan is vital to ensure the long-term retention of employees, directors and consultants. Stock option plans develop the interest and incentive of employees of the companies that Stake Technology Ltd. ("Stake") and its subsidiaries (the "Company") may acquire by providing them with an opportunity to purchase common shares of the Company, thereby advancing the interests of the Company and its shareholders.

Subject to shareholder approval, the 2001 Stock Option Plan was approved by the Board of Directors ("Board") of the Company, on March 13, 2001 at which time up to 1,000,000 common shares ("Common Shares") of the Company were reserved for the Plan.

                                    The Plan

1.    Purpose of the Plan

      An option granted under the Plan provides an employee, director or consultant of Stake or its subsidiaries with the opportunity to purchase common shares of the Company.

2.    Definitions

      In this Plan:

      "Date of Exercise" means the date upon which an Eligible Person returns a completed Option purchase form to the Company together with payment in full for the number of Optioned Shares such employee, director or consultant is purchasing pursuant to such form;

      "Eligible Person" means an employee, director or consultant of Stake or its subsidiaries at the time of the grant of an option;

      "Eligible Company" means Stake Technology Ltd. or any of its subsidiaries.

      "Option" means the right granted under this Plan to an Eligible Person to purchase a specified number of common shares of the Company pursuant to the provisions of the Plan;

      "Option Exercise Form" means the form required to be delivered by the Eligible Person in order to exercise on Optioned Shares.

      "Option Committee" means the committee chosen by the Board of the Company to administer this Plan;

      "Optionee" means an Eligible Person, director or consultant of the Company who has been granted an Option pursuant to this Plan;

      "Option Period" means, unless otherwise provided by the Board of Directors of the Company, that period during which an Optionee granted an Option may purchase Optioned Shares commencing on the date approved by Shareholders and ending March 13, 2011.

      "Option Price" means the price per share at which an Optionee may purchase Optioned Shares;

      "Optioned Shares" means those Common Shares in respect of which an Option is granted to an Optionee under this Plan; and

      "Plan" means this 2001 Stock Option Plan;

      "Vested Options" means those Options that are eligible for exercise by the Eligible Person.

3.    Eligibility

      The eligibility to participate in the Plan is at the discretion of the Option Committee.

4.    The number of Shares to which an Optionee is Entitled under the Plan

      The Option Committee shall determine the number of Optioned Shares in respect of which an Option is granted at the time of the grant of the Option.

5.    Purchase Price for Optioned Shares

      The purchase price of Optioned Shares comprised in an Option granted under the Plan shall be equal to 100% of the fair market of the common shares based on the closing price on the trading day prior to the grant date as determined by the Board of the Company at the time of the grant of the Option in accordance with the policies of any applicable regulatory authority.

6.    Exercise of Option

      Each Option granted under the Plan shall vest at such time or times as may be determined by the Board or the Option Committee and no rights under the Plan or any Option shall accrue to any Optionee in any Optioned Shares forming the subject matter of an Option prior to the vesting date of such Option.

      The Option Committee will decide the vesting date of the Options granted to the Optionee under the Plan at the time of grant pursuant to Article 12 hereof.

      The right of exercise shall be cumulative and any Optionee, if still an Eligible Person of an Eligible Company, may exercise the Option in respect of any Optioned Shares, which have vested at any time during the Option Period subject to the provisions of Articles 10 and 11 hereof.

      In order to purchase Optioned Shares under the Plan, an Optionee shall complete and execute an Option Exercise Form in the form of Schedule 1 attached hereto and deliver it to the Company together with a certified cheque for the full purchase price of the Optioned Shares being acquired.

      Subject to the prior vesting of Optioned Shares or as otherwise determined by the Option Committee, an Optionee can exercise all or any part of the Option at any time.

7.    Optionee Commitment

      An Optionee has no obligation to purchase any or all of the Optioned Shares at any time but, to the extent an Optionee exercises the Option, the full purchase price of the Optioned Shares purchased pursuant to such exercise must be paid in full as set out under "Exercise of Option" above.

8.    Share Certificates

      The Company will deliver a share certificate representing the Optioned Shares purchased pursuant to exercise of an Option as soon as reasonably possible after the exercise thereof.

9.    Transfer and Assignment

      No Option or any of the rights thereunder is assignable or transferable by an Optionee at any time during the Optionee's lifetime. Upon the exercise of an Option, the Optionee may sell or otherwise dispose of such shares in any manner that the Optionee wishes in any jurisdiction in which the same are qualified for sale and subject to any regulatory authority having jurisdiction over such sale.

10.   Termination for any Reason other than Death

      If an Optionee is terminated, resigns, or otherwise severs his or her relationship with the Company at any time before the end of the Option Period for any reason other than the death of such Optionee, such Optionee may, at any time during the 30 day period immediately next following the date of such termination of employment, excluding the date of termination, purchase all or any part of the Optioned Shares which have vested to him or her and which he or she is entitled to purchase under the Option in the manner provided in the Plan. At 5:00 o'clock in the afternoon, local time, on such 30th day, if such day be a business day, such Option shall fully cease and determine and all rights of such Optionee thereunder shall cease, or, if such day shall not be a business day at 5:00 o'clock in the afternoon, local time, on the business day next following.

      If through the operation of Article 6 hereof, none of the Optioned Shares shall have vested in such Optionee, the provisions of Article 6 hereof shall prevail and such Optionee shall not be entitled to purchase any Optioned Shares notwithstanding the provisions of this Article.

      Transfer by the Optionee to a subsidiary of the Company or any other Company affiliated with it or from such subsidiary or affiliate to the Company shall be deemed not to be a termination of employment under this Article and all rights of the Optionee under such Option shall continue in full force and effect after such transfer.

11.   Termination by Reason of Death

      If any Optionee shall die prior to the end of the Option Period and subject to Article 6 herein, before such Optionee has purchased all of the Vested Options to him or her, the exercise date, with respect to any unexercised portion of a Vested Option provided in Article 6 hereof and such Optionee's appointed executor or beneficiary may purchase all or any portion of the Vested Options of such deceased Optionee as provided in this Plan at any time during the shorter of, the Option Period or 180 days immediately following the death of the Optionee excluding the date of death if such day be a business day or, if such day shall not be a business day, on the business day next following.

12.   Administration of the Plan

      The Option Committee shall administer the Plan. The Option Committee has been delegated the authority by the Board of the Company to designate those employees, consultants and directors of Sunrich or future business interest that Stake may acquire in the near term who are to be granted Options in the Plan, the number of Optioned Shares to be granted to each such Optionee and otherwise to administer and interpret the Plan and the Options granted thereunder. The Board may amend, modify or terminate the Plan or any Option granted thereunder in respect of any Optioned Shares which shall not have become vested in an Optionee pursuant to the provisions of the Plan at any time without notice, but no such amendment, modification or termination shall divest any rights under any Option which shall have become vested in any Optionee.

      Any determination of the Option Committee shall be final and conclusive, unless the Board of the Company overrules any such determination, in which case the decision of the Board shall be final, conclusive and binding.

      The Option Committee may delegate the day to day administration of the Plan to an officer of the Company.

13.   Changes Affecting Optioned Shares

      In the case of any reorganization or recapitalization of the Company (by reclassification of its outstanding capital stock), or its consolidation or merger with or into another corporation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, pursuant to any of which events the then outstanding shares of the Company's capital are consolidated or subdivided, or are changed into or become exchangeable for other shares or securities, the Optionee, upon exercise of his or her Option, shall be entitled to receive in lieu of the Optioned Shares which he or she would otherwise have been entitled to receive upon such exercise and without any payment in addition to the Option Price therefor, the shares or securities which the Optionee would have received upon such reorganization, recapitalization, consolidation, subdivision, merger, sale or other transfer, as if immediately prior thereto he or she had owned the Optioned Shares to which such exercise of the Option relates and had exchanged such Optioned Shares in accordance with the terms of such reorganization, recapitalization, consolidation, subdivision, merger, sale or other transfer.

      Notwithstanding the foregoing provisions of this Article 13, no adjustment provided for herein shall require the Company to deliver a fractional share or other security under the Option.

14.   Employment

      The granting of an Option to any person under the Plan will not confer any rights upon such Optionee other than those provided in the Plan and, without limiting the generality of the foregoing, will not confer or be deemed to confer upon any such Optionee any right to continue as an employee, director or consultant of the Company, or any subsidiary or affiliate thereof.

15.   No Shareholder Right

      The granting of an Option pursuant to the Plan will not confer any rights upon any Optionee as a shareholder of the Company, nor the right to receive notice of, attend nor vote at any meeting of shareholders of the Company until the exercise of an Option and such rights shall extend only to those number of Optioned Shares in respect of which the Option was exercised.

16.   Governing Law

      This Plan is established under the laws of the Province of Ontario and the rights of all parties and the construction and effect of each provision of the Plan shall be governed by the laws of the Province of Ontario; except in respect to any sale of any of the common shares in respect of which an Option has been exercised which shall be governed by the laws of the jurisdiction in which an Optionee proposes to sell such shares.

17.   Termination of the Plan

      The Plan will terminate on March 13, 2011 unless otherwise determined by the Option Committee unless all of the Options granted under the Plan are exercised, in which case the Plan will terminate on the date all of the Options granted under the Plan have been exercised.

IN WITNESS WHEREOF, subject to shareholder approval, the Company has executed this Plan as of March 13, 2001.

STAKE TECHNOLOGY LTD.


J. N. Kendall, Chairman and CEO    Leslie N. Markow, CFO and Assistant Corporate
                                   Secretary

                                   SCHEDULE 1

                          To the STAKE TECHNOLOGY LTD.

                             2001 Stock Option Plan

To: Stake Technology Ltd.

And to: American Stock Transfer and Trust Company

                              OPTION EXERCISE FORM

The undersigned hereby subscribes for _____________ Common Shares of Stake Technology Ltd. (the "Company") that the undersigned is entitled to pursuant to the provisions of the Stake Technology Ltd. 2001 Stock Option Plan.

I attach my cheque payable to the Company in the sum of $______________________, representing the purchase price of the said Shares.

Dated at ______________________, this __________ day of ________________, 20___.

Name:                                  SIN:
         ----------------------------       ------------------------------------
Address:                               or
         ----------------------------
                                       S.S.:
         ----------------------------       ------------------------------------

         ----------------------------

                                       Signature:
                                                  ------------------------------

Please call Leslie Markow - CFO at (905) 455-1990 x 109 if you wish to exercise any of your options.

April 30, 2001

As a shareholder of Stake Technology (Nasdaq: STKL), you may want to be added to the Company's distribution lists for current news and developments. If so, please complete and return this form to our investor relations firm listed below. We are also asking that you consider receiving news about Stake Technology exclusively via the more timely and efficient method of e-mail.

Return by mail, fax or e-mail to: Stephanie King / Linda Latman
                                  The Equity Group Inc.
                                  800 Third Avenue, 36th Floor
                                  New York, NY 10022
                                  Fax: (212) 421-1278
                                  sking@equityny.com/
                                  llatman@equityny.com

Name:
         ----------------------------------------------------------------
Company:
         ----------------------------------------------------------------
Address:
         ----------------------------------------------------------------

         ----------------------------------------------------------------
Phone:                              Fax:
         ---------------------------     --------------------------------
E-mail:
         ----------------------------------------------------------------

If you have any questions, please contact Stephanie King at (212) 836-9611 or Linda Latman at (212) 836-9609

                   STAKETECH ANNOUNCES FIRST QUARTER RESULTS

Norval, Ontario, May 15, 2001. Stake Technology Ltd. (StakeTech) (STKL - Nasdaq) today announced results for the first quarter of 2001. All amounts are expressed in Canadian dollars.

Sales revenue in the first quarter of 2001 grew by 90% to $30,453,000 compared to $16,009,000 in the same quarter of last year. Net earnings were $35,000 or less than $.01 per common share, compared to $408,000 or $.02 per common share for the same quarter one year earlier. First quarter revenues were affected by adverse weather conditions, including the recent flooding of the Mississippi River which delayed approximately $2 million of grain orders that were scheduled for shipment in the first quarter into the second quarter. In addition, start up costs that were expensed by Nordic Aseptic negatively impacted first quarter pre-tax earnings by $839,000 or $.02 per common share after tax. Importantly, the losses at the Nordic Aseptic plant have been declining in the successive months of this year, and the Company expects Nordic to be profitable by the third quarter of this year.

Despite lower earnings reported, cash flow for the quarter improved by 142% to $1,342,000 or $0.05 per common share compared to $554,000 or $.03 per common share in the first quarter of 2000.

"The first quarter is not representative of our financial performance for the year. Our business is somewhat seasonal, and the first quarter, for weather related reasons, is typically our weakest. However, we expect sales growth and corresponding profits to accelerate in the remaining quarters of this year. We are confident that the Company will reach its previously published sales target of approximately $175 million for 2001, which is 72% ahead of last year and earnings for the year will grow at a faster pace than sales," commented Jeremy Kendall, Chairman and CEO of Stake Technology Ltd.

Selected financial information (Expressed in Canadian dollars)
--------------------------------------------------------------------------------
                           Three Months ended   Three months ended
                             March 31, 2001        March 31, 2000      % change
--------------------------------------------------------------------------------
Sales                             $30,453,000          $16,009,000        90%
--------------------------------------------------------------------------------
Net Earnings                          $35,000             $408,000       (91%)
--------------------------------------------------------------------------------
E.P.S.                                  $0.00                $0.02       (100%)
--------------------------------------------------------------------------------
Cash Flow                          $1,342,000             $554,000        142%
--------------------------------------------------------------------------------
Cash Flow per Share                     $0.05                $0.03        67%
--------------------------------------------------------------------------------
Weighted number of shares          28,485,219           20,736,190        37%
--------------------------------------------------------------------------------
Total assets                      $99,183,000          $39,620,000        150%
--------------------------------------------------------------------------------
Shareholders' Equity              $35,961,000          $18,884,000        90%
--------------------------------------------------------------------------------
Equity per share                        $1.24                $0.90        38%
--------------------------------------------------------------------------------

In other news, on April 18, 2001 the Company completed a private placement of 1,411,498 units. Each unit is comprised of one common share and a half warrant exercisable at US$1.75 until April 30, 2004. The net proceeds of this transaction are US$1,728,000, of which $758,000 will be used for improving working capital and $970,000 for future business acquisitions.

                                     (more)

Stake Technology Ltd.                                                     Page 2
May 15, 2001

Stake Technology will be holding a conference call for investors and analysts at 4:00 p.m. Eastern Daylight Time on Wednesday, May 16, 2001. Jeremy Kendall will discuss first quarter results, as well as recent corporate developments. After opening remarks, there will be a question and answer period. The dial in number is: (888) 343-7268. The reservation number is 18879675. This conference call will also be distributed live over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors may listen to the call via www.companyboardroom.com. Institutional investors may access the call via www.streetevents.com. Additionally, the call may be accessed via a link at the Company's website at www.staketech.com. To listen to the live call over the Internet please go to one of the websites at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days at the websites.

Stake Technology Ltd. is an owner/operator of high-growth ethical businesses, focused on environmental responsibility and the health and well being of its communities. StakeTech was named by Profit magazine in its 1999 'Profit 100' as the 5th fastest growing company in Canada over the past 5 years. Currently, the company has three business units: the SunRich Food Group, Inc., which specializes in identity-preserved (IP) grain products and natural food ingredients; from seed to packaged product and supplies 55% percent of the soy milk concentrate in the U.S.; the Environmental Industrial Group; a producer, distributor, and recycler of industrial materials; and Steam Explosion who markets clean pulping technologies. Each of these business units has proprietary products and services that give it a solid competitive advantage in its sector.

For further information, please contact:
Stake Technology Ltd.                               Investor Relations
Jeremy N. Kendall, Chairman & C.E.O.                Stephanie King 212-836-9611

John D. Taylor, President & C.O.O.                  sking@equityny.com
Tel: 905-455-1990                                   Linda Latman 212-836-9609
info@staketech.com                                  llatman@equityny.com
Websites: www.staketech.com  www.bei.ca  www.sunrich.com  www.steamexplosion.com

Note: This news release may contain forward-looking information. Actual future results may differ materially. The risks, uncertainties, and other factors that could influence actual results are described in the Company's annual report to shareholders and in SEC reports.

                               [GRAPHIC OMITTED]

Stake Technology Ltd.
                             healthy in all aspects
                                                              annual report 2000
                                      our
                                    mission

                               [GRAPHIC OMITTED]

             To continue to grow sales and profits rapidly through
            internal growth and acquisitions, guided by the ethical
               principles of environmental responsibility and the
                   health and well-being of our communities.

                               [GRAPHIC OMITTED]

                                                                 healthy  p7
                                                                    growth

p10  healthy
products

                                                                 healthy
                                                                   markets
                                                                p15

   healthy
outlook  p19

   healthy
     financials
   p21

                               [GRAPHIC OMITTED]


                                well positioned
                                 for strong
                                         growth

                     Revenue projected to grow by over 70%
                               to $175M in 2001.

"Healthy in all aspects" is the theme we chose for this annual report, and it aptly describes the exuberant expansion that has occurred within Stake Technology Ltd. (Stake) over the past year, both within each business and in our combined financial results. Out of the seeds of some good ideas, the Company has produced three vital and increasingly profitable operational groups that are in turn branching out into new products and services as they grow.

Five years ago, our stated goal was to exceed $100 million in sales by the year 2000. Stake has reached this major milestone, recording revenue of $101,653,000 in fiscal 2000. This represents an increase of 115% over 1999, which in turn exceeded the previous year by 114%. As we have announced, we expect that we will post sales of more than $175 million in 2001, a further 72% increase, not including any further acquisitions.

It is our belief that Stake's model has proven that you can create a financially successful company without compromising a business philosophy that embraces social responsibility and environmental values. In other words, health can create wealth.

                                       p2

Stake's consistently increasing sales have been fueled by a combination of strong internal growth and the acquisition of seven companies since August 1999. This has not gone unnoticed in the larger community. In 2000, Stake appeared, once again, in Profit Magazine's "Profit 100", a list of the fastest growing companies in Canada over the previous five years. Stake continues to climb the chart, ranking 5th in 2000, up from 16th in 1999 and 143rd in 1998. Our strategy of growth through acquisitions has paid off, with the majority of the Company's growth taking place in the largest of our three operations, the SunRich Food Group.

Because of lean operations and careful management, our healthy sales have translated into a healthy bottom line. This is a particularly satisfying accomplishment for a company making acquisitions at our pace.

Net earnings for 2000 increased by 121% to $3,374,000 or $0.15 per share. These earnings were achieved despite expensing $1,104,000 of startup costs at Nordic Aseptic Inc. (Nordic) and $707,000 of closing costs when the Company exited the retail veggie burger business. The elimination of these non-recurring expenses would have added a further $0.08 per share to earnings in the year 2000.

Earnings in 2001 are expected to grow at a faster rate than sales as Nordic becomes profitable and Stake has the benefit of a full year's earnings from its acquisitions of 2000. Assisted by strong cash flow in 2001 from each of the companies, Stake will focus on strengthening its balance sheet and improving debt-to-equity ratios.

The Company continues its corporate philosophy of focusing on ethically based businesses with high growth potential in sales and earnings. Building on the acquisition of SunRich, Inc. (SunRich) in mid-1999, year 2000 saw the evolution of Stake into what is predominantly a natural food products and ingredients company, although it still retains the strong profits and cash flow from the environmental industrial business and the upside potential of the steam explosion technology.

The most important event in the Food Group was the successful acquisition of Northern Food and Dairy, Inc. (Northern), finalized in September. Based in Minnesota, Northern

[The following was depicted as a bar chart in the printed material]

Revenues
(millions $)

CAGR - 82%

97       16.847
98       22.077
99       47.304
00      101.653


[The following was depicted as a bar chart in the printed material]

Net earnings for the year
(thousands $)

CAGR - 183%

97        149
98        822
99      1,524
00      3,374


[The following was depicted as a bar chart in the printed material]

Net earnings per share
($ per share)

CAGR - 147%

97      0.01
98      0.06
99      0.09
00      0.15

CAGR = Compounded Annual Growth Rate


                                       p3

                               [GRAPHIC OMITTED]
supplies more than half of the US market for soymilk, and also produces dry soy powders and other food ingredients. The Northern acquisition, in conjunction with the acquisitions of SunRich, Nordic, Star Valley and First Light Foods - all of which have taken place over the last twenty months - have created an integrated entity which is unparalleled in the US. Stake's Food Group is a unique supplier of Identity-Preserved (IP) grain products and natural food ingredients, and oversees all stages of production from the supply of organic seeds through to the sale of packaged soymilk.

The Environmental Industrial Group also made two acquisitions during 2000. In February, we acquired George F. Pettinos Canada (PECAL), a direct competitor of BEI in certain industrial mineral markets, and Canada's only producer of coated sand for the foundry industry and nozzle sand for the steel industry. The PECAL plant, based in Hamilton, Ontario, has operated at near capacity all year and received ISO9002 certification in February 2001. In November, the Environmental Industrial Group acquired Temisca, Inc., a specialty sand producer and processor that broadened the Group's product line and marked the Group's first venture into the production of raw materials.

Significant progress was made in 2000 towards achieving our first sale of Steam Explosion Technology in China. The market potential for this technology in China is estimated to be over a billion dollars and a successful first contract is expected to lead to multiple projects both within China and in other countries that are short on local pulp production, but long in available annually regenerative fibres, such as straw.

In each of Stake's expanding businesses, the Company has a strong product and position in markets that are both substantial in size and growing rapidly themselves. To take advantage of that market growth, we will continue to seek acquisitions that are complementary, synergistic and generate earnings for our existing businesses. In the past year, we have maintained growing profitability while building a uniquely diversified and flexible group of companies. Our goal continues to be strong growth coupled with solid earnings -- healthy in all aspects.

Many thanks are due to the people within each Group who helped to achieve these results. In addition, we would like to extend a warm welcome to the new Board members added to Stake over the course of the past year: Dennis Anderson, Andy Anderson and Katrina Houde and to thank the Board of Directors, our employees, and our many customers and suppliers for their support this past year.

Sincerely,


"Jeremy N. Kendall"            "John D. Taylor"
Chairman and Chief             President and Chief
Executive Officer              Operating Officer


                                       p5

                               [GRAPHIC OMITTED]

                             Our Environmental Industrial
                             Group's proprietary silica-free
                             abrasives create a safer work place.

                               [GRAPHIC OMITTED]

                                healthy
                                   growth

             Successfully integrated 6 acquisitions in 1999 - 2000.

The Company maintained an aggressive growth strategy focused on expanding existing operations and making related acquisitions.

By any measure, Stake is growing: top line, bottom line, subsidiaries, products, services, customers and markets. Even our share price is performing substantially better than most of Stake's peers on the NASDAQ, although management thinks it is not an accurate reflection of either the performance or potential of the Company.

SALES IN 2000 REACHED $101.7 MILLION - A 115% INCREASE OVER 1999.

SunRich Food Group sales were $69,822,000 in 2000, an increase of 179% over last year. Food Group sales accounted for 69% of total sales in 2000 as compared with 53% in 1999 and include $10,129,000 in sales from Northern for the three and a half months since it was acquired in mid-September.


                                       p7

Sales in our Environmental Industrial Group in 2000 were $31,286,000, an increase of 43% over the previous year. This increase was primarily due to our acquisition of PECAL in February 2000 and the expansion of our sales of abrasives in the US.

EARNINGS INCREASED BY 121% TO $3.4 MILLION - EPS BY 67% TO $0.15.

The Food Group maintained profitability in 2000 in spite of incurring losses of $1.8 million related to veggie burger closure costs and Nordic start-up costs. This indicates that management has been successful at increasing margins in its core business.

The acquisitions of PECAL and Temisca had a very positive impact, enabling the Environmental Industrial Group to achieve 22% higher after-tax earnings in 2000 over 1999.

ASSETS GREW 162% TO $92.9 MILLION AND SHAREHOLDERS' EQUITY INCREASED BY 84% TO $33.3 MILLION.

Shareholders' equity on a weighted per share basis at year-end reached $1.45, an increase of 40% over the previous year.

[The following was depicted as a bar chart in the printed material]

Shareholders' equity
(millions $)

CAGR - 54%

97       9.060
98      10.073
99      18.098
00      33.277


[The following was depicted as a bar chart in the printed material]

Total assets
(millions $)

97      15.024
98      16.096
99      35.434
00      92.866


[The following was depicted as a bar chart in the printed material]

Shareholders' equity per share
($ per share)

CAGR - 32%

97      0.63
98      0.69
99      1.04
00      1.45

CAGR = Compounded Annual Growth Rate


                                       p8

                               [GRAPHIC OMITTED]

                55%

                         Our Food Group supplies 55% of
                         soymilk in the US - a market growing
                         at greater than 30% per annum.

                               [GRAPHIC OMITTED]

healthy
    products

              25 grams of soy protein a day, as part of a diet low
            in saturated fat and cholesterol, may reduce the risk of
                                 heart disease.

Our focus on healthy products and environmentally friendly processes is fundamental to what we do. It governs how we operate our business units and guides our acquisition strategy.

SunRich Food Group [GRAPHIC OMITTED] Bringing healthy soy products from field to table.

Our Food Group sold $69,822,000 of healthy food products in 2000, more than doubling the previous year's sales.

Stake essentially created the SunRich Food Group over the last 18 months, with the acquisition of five companies starting with SunRich, in August 1999. Subsequently, the purchase of Nordic in August 2000; the creation of Star Valley during 2000; the acquisition of Northern in September 2000; and most recently, the acquisition of First Light Foods in February 2001 established a unique vertically integrated food company that now has a significant presence in the growing soy market.

These acquisitions have also significantly increased the size of the Company's balance sheet and the size of its operations. The result is that a majority of the revenues and assets of the Company are now based in the US in 2000.

                                      p10

                               [GRAPHIC OMITTED]

The Food Group supplies a full range of Identity-Preserved and organic soy products. From special varieties of soybeans for high-end miso, soya sauce, and tofu in Japan through to consumer packaged products for the major US soy beverage companies. We are involved in soy production at every stage, from field to table. In the most cost-effective way, we can guarantee the quality of our healthy soy products.

The FDA has confirmed that diets including soy protein can reduce the risk of heart disease.

Increasingly, soy is shown to have other beneficial characteristics as well. Soy foods are rich in isoflavones, a unique group of phytoestrogens closely resembling human hormones. Studies have indicated that soy foods containing isoflavones can be beneficial in the prevention of osteoporosis, alleviate the symptoms of menopause, and can inhibit cancer cell development.

With the acquisition of Northern in September of 2000, our Food Group became the major producer of soymilk in the US, a market that grew by greater than 30% in 2000. To keep up with increased demand, we established Star Valley, a soymilk production plant in Wyoming that will come on line in 2001 to supply the western states.

[The following was depicted as a bar chart in the printed material]

Retail U.S. sales of soymilk
(millions $USD)

92       84
94      104
96      124
98      216
00      390
02      584

The benefits of soy are translating into accelerated growth in comsumption.

The Food Group established Nordic Aseptic in 2000, acquiring an aseptic packaging facility that expanded our capability to provide consumer packaged soymilk, as part of our integrated supplier strategy.

In September 2000, we also started up an expanded production facility in Fosston, Minnesota, to manufacture a natural food preservative for a major European client who is also contributing US$4.3 million over three years to the capital cost of the new plant.

Our Food Group now has seven production facilities in Minnesota, Iowa, and Wyoming. Our product line of healthy products includes:

      o     Identity-preserved (IP) specialty grains

      o     Soymilk in liquid and powdered forms

      o     Green soybeans snack foods (edamame)

      o     Organic flours and milled grain products

      o     Organic vegetable oils and sweeteners

      o     Powdered honey and molasses

      o     Custom food ingredients produced for specific clients

Environmental Industrial Group [GRAPHIC OMITTED]

Supplying industrial minerals and environmental services.

Sales of products and services in our Environmental Industrial Group reached $31,286,000 in 2000, an increase of 43% over the previous year.

The Environmental Industrial Group supplies specialty sands to the steel and foundry industries and provides environmental recycling services. This includes collecting used sands, spent abrasives and other industrial wastes for a fee and recycling them into a range of products. Our services provide these industries with an economical, and environmental alternative to disposal in landfills.


                                      p12

We also supply the metal finishing sector with a wide range of special abrasives for the removal of paint and rust. Among these are a line of proprietary abrasives based on specular hematite, as well as a copper slag from an exclusive source. These silica-free abrasives create a safer workplace by eliminating the risk of silicosis associated with sandblasting.

The major users of these types of abrasives are those who work in shipbuilding and repair, bridge engineering, and industrial maintenance for facilities such as tanks and railway cars. For example, all ships operating in a salt-water environment must typically be sandblasted and repainted every five years. Similarly, there is a need to have rust and old paint removed from large bridges and other metal infrastructure - BEI/PECAL abrasives are now being used to clean most of the major bridges in New York City as well as the Holland Tunnel.

Such work is often a government focus during slower economic times, as governments increase bridge and other sizeable repair work in order to stimulate the economy. This helps to keep the Environmental Industrial Group healthy even in difficult economic environments.

For the Environmental Industrial Group, this type of buffer effect has been supplemented this year by the strength of the Canadian foundry industry, despite the slowdown in the US economy. The lower Canadian dollar has also helped boost BEI/PECAL and its customers' performance, as the Group furthers its penetration into the large US market.

Both geographical reach and product range are important in expanding in the environmental/industrial market. Fiscal 2000 saw the Group build both aspects of the business. In February 2000, we acquired George F. Pettinos (Canada) Limited (PECAL), a Hamilton-based supplier of industrial minerals. This widened the range of industrial minerals supplied by the Group and substantially increased our market penetration.

In October 2000, we acquired Temisca, Inc., a producer of sands for specialty applications including golf courses, water filtration and frac sands for the oil industry. This acquisition gave us both new products and new markets and strengthened our presence in Quebec, bringing us closer to some key customers. The purchase of Temisca represents the Company's first investment into direct control of a raw material source.

In another product expansion, we signed an exclusive North American agreement with a Chinese company to market their high-quality industrial garnets to the water-jet metal-cutting and abrasive markets. We currently import these garnets into our plants in Waterdown, Ontario and New Orleans, Louisiana as well as selling them directly to our distributors on the US west coast.

The range of products and services supplied by our Environmental Industrial Group, from our facilities in Waterdown and Hamilton, Ontario, New Orleans, Louisiana and Montreal, Quebec, now includes:

      o Abrasives for the metal finishing industry (including our Barshot(TM) specular hematite, garnets from China, and our Ebony Grit copper slag abrasive)

      o Speciality sands for the steel and foundry industries (including chromite and zircon sands)

      o     Resin-coated sands for the foundry industry

      o Recycling services for a range of industrial mineral waste streams, possible because of the Waterdown facility's special Ontario government industrial recycling Certificate of Approval, one of only two in existence.


                                      p13

Steam Explosion Technology [GRAPHIC OMITTED]

Providing the Pulp and Paper Industry with an Environmental Alternative.

Activities in Steam Explosion focused on supporting our partner, Pacitec Inc., to market the first Steam Explosion Systems to China for making paper pulp from straw. Revenues from Steam Explosion in 2000 were limited to license fees received from Pacitec.

Steam Explosion is a proprietary technology that Stake developed for the high-pressure steam processing of fibrous materials, such as straw and wood chips. The Company has proven the basic technology in a variety of biomass facilities, delivering products such as paper pulp, speciality sugars and alcohol fuel.

In the pulp and paper application, the StakeTech process replaces the high levels of chemicals required in standard pulping processes with high-pressure steam. This makes pulping far more environmentally friendly.

StakeTech's process is particularly effective for the pulping of non-woody fibres.

China has a severe shortage of trees and as a result has 75% of the world's non-woody pulping capacity. However, the mills in China are small and cannot afford the costly chemical recovery systems required for standard processes. As a result, many mills are being shut down for environmental and economic reasons, and this has intensified the need for a cost-effective solution. For these reasons, China has become our major target market.

In August 1999, Stake sold the exclusive marketing rights for Steam Explosion Systems for straw pulping in China to Pacitec Inc. Pacitec's US base, long experience in China and Fortune 500 client list - it acts as sales agent for companies such as Halliburton Energy and Kellog Brown & Root - indicated that they were a good partner for that market.

With the help of Pacitec, Steam Explosion has substantially advanced our marketing to China in 2000.

Highlights include:

o Assisting and supporting partners of Pacitec, who purchased a controlling interest in an operating pulp and paper mill. This mill's straw pulping line had been shut down for environmental reasons. The mill is now fibre-short and must rely on local low-quality recycled paper. This situation offers a solid opportunity for us, as Pacitec and its partners have formulated a plan to install the StakeTech straw-pulping technology at the mill as part of a major mill expansion;

o     Receipt of approvals from local authorities;

o Submission of the project for final approval to the State Development and Planning Committee (SDPC), the government regulatory body that must approve such projects. Approval is expected in Q2 of 2001;

o Approval of a StakeTech Patent Cooperation Treaty application for further patent protection of the StakeTech System, which cleared the way for an application for patent protection in China made in Q1 of 2001.

[The following was depicted as a bar chart in the printed material]

Unbleached paperboard consumption in China
(millions of tons)

95       7.824
00      12.32
05      17.16
10      24.2
15      29.75

Annual consumption of packaging paper in China to increase by 17.4 million tons by 2015.


                                      p14

                               [GRAPHIC OMITTED]

                                 healthy
                                    markets

                Increased awareness of environmental and health
                         issues is driving our markets.

Food Group's Market Experiencing Accelerating Growth [GRAPHIC OMITTED] Soy Products Moving from Niche Market to Mass Market

Health benefits and improved taste are making soy products one of the fastest-growing mass-market segments.

In the 90's, US soymilk consumption grew on average by 38% per year from 37 million litres in 1990 to an estimated 125 million litres in 1999. This accelerating growth rate is expected to continue as a result of various factors:

      o Concern over genetically modified foods - in the US, 27 states have introduced bills to limit genetically modified products and Europe and Japan have brought in strict regulations against these genetically modified plants.

      o The trend toward natural and organic products, which continues to expand as a result of concern over pesticides, herbicides and chemical fertilizers entering the food chain.

      o Lactose intolerance which affects a large number of people - 70% of those of East Asian and African descent, 60% Latinos and 40% of Caucasians over 40 years of age.

      o Health concerns - since the consumption of soy protein has been demonstrated to be effective in the treatment of heart disease, osteoporosis, early signs of menopause and some forms of cancer, many consumers have begun to include soy products in their diets.

      o Worldwide concerns over animal products because of "mad cow" and "foot and mouth" disease.


                                      p15

                               [GRAPHIC OMITTED]

                                            Our Steam Explosion Technology
                                            provides the pulp and paper industry
                                            with environmental alternatives.

There are two main markets for soymilk. The first is the aseptic long-life package with a guaranteed one-year life. In this market, SunRich Food Group supplies concentrated soymilk by tanker-truck to aseptic packagers throughout the US, including SunRich's own packaging company, Nordic. The second market - smaller, but faster growing - is the extended shelf life (ESL) refrigerated package, which is sold throughout the dairy case with a guaranteed shelf life of 90 days. Both products compete directly with milk, ESL having the added advantage of perceived freshness.

Steady Growth in Industrial Markets [GRAPHIC OMITTED]

Increasing Market Share

Growth in the industrial minerals market has been steady at an estimated 5% per year through the 90's. This trend is expected to continue through the current decade.

The non-silica abrasives market is experiencing above-average growth due to increased concerns over the risks of silicosis. Through our Ebony Grit and Barshot(TM) products, we offer the market real cost-effective alternatives to silica and these products are gaining acceptance in the marketplace.

The Environmental Industrial Group has captured increased market share not only by providing improved service but through an effective acquisition strategy. The acquisitions of PECAL in February and Temisca in October, significantly broadened the range of products we offer to the market and allowed us to expand our customer base. With PECAL we brought into the fold a regional competitor that will reduce our cost of sales in our core region; with Temisca we added new products, as well as reduced shipping costs for some products. Both these acquisitions resulted in significant synergies and increased our competitiveness in the marketplace.

We will continue to target acquisitions that help to build our market share and our geographical reach, especially in the large and lucrative US market. Accordingly, while total sales for this Group increased by 43% year-over-year, sales in the US increased by 75%. We see the US market as being key to increasing profitability in the longer term.

Environmental Industrial Group Sales

                1997                 1998            1999              2000
--------------------------------------------------------------------------------
Canada        13,027                 17,690          18,554            25,549

US             3,307                  4,305           3,275             5,737
--------------------------------------------------------------------------------
              16,334                 21,995          21,829            31,286
--------------------------------------------------------------------------------

Steam Explosion Technology Target Market Growing [GRAPHIC OMITTED] China Alone Represents a Market for Over 400 Steam Explosion Pulping Systems

China, with almost one quarter of the world's population, has insufficient wood resources to meet its paper fibre demands. Per capita consumption of paper in China, for 1999 was 25kg, less than the world average of 55kg and far below the US figure of 230kg. As China's consumption of paper products continues to grow at two to three times the world average, the country will increasingly need to rely on non-woody sources for paper fibre, or substantially increase expensive pulp and paper imports even beyond current high levels.

Stake's Steam Explosion pulping technology has significant advantages in the pulping of non-woody fibres such as straw and the process for producing unbleached pulp for packaging material is relatively simple. For these reasons, it is this market that is being targeted in China.

From 1995 to 2000, demand for unbleached packaging paper in China grew by 10% annually. This growth rate is forecast to continue resulting in increased demand of 17.4 million tons over the period 2000-to-2015. This translates into a potential market for over 400 StakeTech Systems.


                                      p17

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

                                  healthy
                                    outlook

            The Company is positioned to become a major provider of
                  healthy environmental products and services.

Our stated goal for 2001 is to exceed $175 million in revenue and to increase profitability in all subsidiaries.

On a corporate level, we intend to maintain our low head office overhead and rely on the strong and skilful management within our operating units. Shareholder communications will remain a priority, with our core values of social responsibility and environmental accountability guiding our business decisions.

In the three groups that have evolved through the last year, we plan to continue our lean operations while moving toward higher margin activities in each of the businesses. In addition, integration of our acquisitions should decrease some costs and we anticipate that our increased reach will add to our growth momentum.

SunRich Food Group [GRAPHIC OMITTED] Management has targeted sales of over $125 million in the Food Group alone, resulting from Stake's aggressive growth and acquisition program.

At the beginning of 2001, we incorporated a US company, SunRich Food Group, Inc., to oversee our food group assets. They will coordinate the broader strategies and marketing activities of the food companies, standardize on quality and human relations policies and achieve economies of scale through rationalizing purchasing, financing and operations.


                                      p19

The new company has been staffed from existing personnel, adding a highly qualified Chief Financial Officer and with the planned implementation of updated financial and management information systems, the Food Group will be in a position to grow rapidly to the next major benchmark of $250 million within three years.

Key areas for expansion include the private-label soymilk market, new soy products - including smoothies, soy puddings, soy oils and powders and soy flour. The Company also intends to focus more on proprietary food additives within its plants, where these additives can be marketed by the national sales force. We also intend to explore international opportunities for both the soymilk and food ingredient markets with emphasis on broadening our relationships with key existing customers.

Environmental Industrial Group [GRAPHIC OMITTED]

In fiscal 2001, management sees continued growth in BEI/PECAL's sales, as our new facilities and products enable us to reach new customers in both Canada and the US.

At BEI/PECAL we have installed a highly sophisticated integrated computer system, which covers all aspects of operations from accounting to sales and production management to preventative maintenance. Key members of management are now backed up and the Group is now ready to assume additional responsibly with the short-term objective of $50 million in sales.

Steam Explosion Technology [GRAPHIC OMITTED]

Because of our efforts, we expect to launch the first Steam Explosion pulping project in China in 2001. It is our intention to build rapidly on the success of this first contract with additional projects in China and other countries, that are deficient in local pulp production.


                                      p20

Management's Discussion and Analysis or Plan of Operations

2000 Operations Compared with 1999 Operations

Consolidated

The Company is pleased to report net earnings of $3,374,000 or $0.15 per share in 2000 compared to $1,524,000 or $0.09 per share in 1999, and a 115% increase in revenue for 2000 to $101,653,000 (1999 - $47,304,000).

All operating companies were profitable with the exception of Nordic, which is in a start-up phase of its Tetra-pak packaging facility and recorded a $1,104,000 after-tax loss for the period. In addition, SunRich's profits were reduced by a $707,000 after-tax loss for the year from its discontinued veggie burger product line. The related closure costs were expensed in the year and are included in the $707,000. Although these losses reduced earnings per share by $0.08, earnings per share still rose by 67% for 2000 versus 1999.

The assets of the Company have grown 162% from $35,434,000 in 1999 to $92,866,000 at December 31, 2000, and the shareholders' equity has increased 84%, from $18,098,000 to $33,277,000, while the number of shares issued has increased 36.5% from 20,653,788 at December 31, 1999 to 28,186,972 at December 31, 2000.

The changes to the size of the Company's operations and assets are primarily a result of the Company's acquisition strategy over the past year.

Earnings have increased 121%, and earnings per share increased 67% as earnings per share in 2000 were based on an increased number of shares outstanding due to the acquisition transactions in 2000. The weighted average number of common shares in 2000 was 22,975,986 (1999 - 17,384,644).

US readers should note that due to differences between Canadian and US GAAP, earnings for 2000 under US GAAP are $2,571,000 or $0.11 per common share (1999
- $1,449,000 or $0.08 per common share). Note 17 to the audited financial statements itemizes these differences.

Cost of sales increased by 117% to $87,046,000 for the year ended December 31, 2000 compared to $40,127,000 for the year ended December 31, 1999. As noted in the revenue analysis above, the increase in cost of sales is related to the sales increase resulting from the acquisitions made in mid 1999 and during 2000.

The Company's consolidated gross margin was 14.4% in 2000 compared to 15.2% in 1999 due to slightly lower margins in the SunRich Food Group.

Research and development costs relate to the Steam Explosion Technology Group and were $200,000 in 2000 compared to $367,000 in 1999. The decrease in research-based steam explosion activities in 2000 was as a result of lower employee costs due to a more focused effort towards the marketing and sale of the technology rather than research.

Administration and market development expenditures increased 113% in 2000 to $10,570,000 compared to $4,953,000 for the year ended December 31, 1999. The increase in administrative costs is due to the acquisitions made in mid 1999 and during 2000, and the increased costs of operating a larger public company.

Amortization of patents, trademarks, licences and goodwill increased to $524,000 in 2000, compared to $183,000 in 1999 due to the amortization of new goodwill arising on the acquisitions of Northern, Nordic and PECAL in 2000 and a full year of amortization on the mid 1999 SunRich acquisition.

The Company's earnings from operations increased by 98% to $3,313,000 in 2000 from $1,674,000 in 1999, as a result of these previously related changes to the Company.

Interest on long-term debt and other interest expense increased to $1,527,000 in 2000 from $361,000 in 1999, due principally to the SunRich Food Group's debt obligations. Canadian debt held by the Environmental Industrial Group and Corporate Office represents $416,000 of interest expense in 2000 and SunRich Food Group's interest expense in 2000 was $1,111,000.

Interest and other income increased to $402,000 in 2000 from $181,000 in 1999 due to an increase in interest earned in the Company in 2000 over 1999, principally due to the interest income on long-term receivables.

The gain on purchase of preference shares of $175,000 (1999 - $nil) resulted from the purchase of the preference shares outstanding in a subsidiary company at a value less than their carrying value.

The share of losses of equity accounted investees of $48,000 (1999 - $321,000) and dilution gain of $140,000 (1999 - $nil) is related to the Company's 32% equity investment in Easton Minerals Ltd. (Easton), a mining exploration company listed on the Canadian Venture


                                      p21

Exchange (EM-CDNX). Dilution gains resulted from the increase in equity value of Easton due to issues of capital above Stake's carrying cost of this investment. The market value of Easton is based on limited trading values, and while it is unlikely that these values will be received upon the sale of this investment at this time, sale proceeds could add to the Company's net equity and management plans to use any cash proceeds to reduce debt and increase working capital. US readers should note that dilution gains are not recognized as income for US GAAP purposes due to the development stage nature of Easton, and accordingly, the effects of this gain are reversed in Note 17 of the Company's financial statements.

The Company's investment in Easton is carried at a book value of $382,000. The market value of Easton at December 31, 2000 was $531,000; at March 7, 2001 the market value was $442,000 (March 13, 2000 - $3,932,000). On June 15, 1998, the
Company's Board decided to sell its holdings in Easton as mining development and exploration are not related to the Company's primary businesses, and has filed appropriate notification of this intent with Easton's regulators.

Earnings before taxes increased by 134% to $2,506,000 in 2000 from $1,072,000 in 1999, as a result of these changes.

The Company recorded the benefit of previously unrecognized Canadian tax loss carry-forwards of $1,798,000 (1999 - $635,000) and provided a tax provision of $864,000 (1999 - $183,000) on the net earnings of the SunRich Food Group. Due to the complex US tax structure, the Company was unable to recognize the tax benefit of Nordic's start-up losses. The Company has since restructured the SunRich Food Group, which provides for more effective tax strategies. The Nordic tax loss carry-forward will be recognized when Nordic becomes profitable. The resulting net tax recovery increased net earnings by 122% to $3,374,000 from $1,524,000 in 1999.

Acquisition of Businesses

The acquisition of these companies has been accounted for using the purchase method and the purchase price has been allocated to the assets acquired and the liabilities assumed based on management's best estimate of fair values, and described in detail in table format in Note 2 of the audited financial statements. The consolidated financial statements include the results of operations of the acquired business from the date of the acquisition.

PECAL - On February 29, 2000, the Company acquired 100% of the common shares of George F. Pettinos (Canada) Limited, also know as PECAL, from US Silica for $4,682,000 cash. The acquisition of PECAL eliminated a competitor in some product lines and expands the products offered for sale by the Environmental Industrial Group. The excess of the purchase price over the net assets acquired on PECAL of $1,103,000 was allocated to goodwill and will be amortized over twenty years, giving rise to an annual charge of $55,000.

Northern - On September 15, 2000, the Company acquired 100% of the common shares of Northern Food & Dairy, Inc., from its three shareholders for $11,190,000 by the issuance of 7,000,000 common shares and 500,000 common share warrants exercisable at US$1.50 for five years, and cash consideration of $608,000. The excess of the purchase price over the net assets acquired on Northern of $6,341,000 was allocated to goodwill and will be amortized over twenty years, giving rise to an annual charge of $317,000.

Nordic - On April 19, 2000, SunRich, Inc. and Northern created a corporate joint venture to operate a soymilk packaging plant owned by Hoffman Aseptic Inc. On August 15, 2000, Nordic acquired certain assets of Hoffman Aseptic Inc. and assumed certain debts. The total cash cost of this acquisition at August 15, 2000 was $380,000. Upon the acquisition of Northern on September 15, 2000, the Company owned 100% of Nordic as of September 15, 2000. The excess of the purchase price over the net assets acquired on Nordic of approximately $157,000 was allocated to goodwill and will be amortized over twenty years, resulting in an annual charge of $8,000.

Temisca - On October 31, 2000, the Company acquired Temisca, Inc., a private sand deposit and manufacturing company in Ville Marie, Quebec. The purchase price was $1,676,000 and was paid by the payment of $926,000 to the vendor as well as acquisition costs and the issuance of a $750,000 note payable which bears interest at 5% and is repayable over 5 years. There was no goodwill on the acquisition of Temisca.

1997 Change to Capital Structure

A change to the Company's capital structure in 1997 was made under rules of the Canadian Business Corporations Act, the Company's incorporating statute that must be disclosed in its financial statements for 10 years to December 31, 2006.

In 1997, the shareholders of the Company agreed to reduce the stated capital account of the Company's common shares by $25,026,000 through a reduction of the deficit.


                                      p22

Segmented Operations Information

The SunRich Food Group

The SunRich Food Group contributed 68.7% or $69,822,000 of the $101,653,000 in total revenue (1999 - five months - $24,991,000). In 2000, SunRich sales were $59,693,000, and Northern sales were $10,129,000, for the three and one-half month period since acquisition on September 15, 2000. As Nordic was in pre-operating stage until December 31, 2000 all revenues and certain operating costs were deferred in accordance with Canadian GAAP.

The SunRich Food Group's cost of sales in 2000 was $60,721,000 (1999 - five months - $22,340,000). The SunRich Food Group's margin in 2000 was 13% (1999 - 10.6%). The increased margin resulted from higher margins in the food processing business of Northern.

In 2000, the SunRich Food Group's administration costs were $6,800,000 (1999 - five months - $2,005,000). The increase in these costs is due to the twelve versus five months of administration costs being included for SunRich, and the administration costs of Northern and Nordic since acquisition.

Pre-tax earnings of the SunRich Food Group were $1,230,000 (1999 - five months
- $492,000). The net earnings of the Sunrich Food Group were $366,000 (1999 - five months - $309,000). The net earnings of the SunRich Food Group were significantly impacted by the after-tax loss from the start-up of the Nordic Tetra-Pak operations of $1,104,000 and a $707,000 after-tax loss from the veggie burger business that was closed prior to December 31, 2000. The Company expects Nordic to be profitable by the third quarter of 2001.

The Company has not recognized the benefits of the Nordic tax losses of approximately $2,200,000. Therefore, the effective tax rate increased in 2000 to 70% compared to 37% in 1999. The benefit of a portion of these losses will be recognized when Nordic becomes profitable. The remaining portion of the losses relates to Northern's interest prior to the Company's acquisition of Northern that would be applied to reduce goodwill.

Environmental Industrial Group

The Environmental Industrial Group contributed 30.8% or $31,286,000 of 2000 consolidated sales (1999 - $21,829,000). In 2000, the Environmental Industrial Group sales increased by 43.3% due to the purchases of PECAL in February and Temisca in October 2000, and growth in the existing business lines. Sales consisted of sales of abrasives, foundry sands and other products of $29,081,000 (1999 - $19,215,000); recycling revenues of $1,832,000 (1999 - $2,614,000);
and Temisca sales for two winter months of $373,000 (1999 - $nil).

Cost of sales in 2000 attributable to the Environmental Industrial Group were $26,272,000 (1999 - $17,667,000). The Environmental Industrial Group's margin decreased to 16% in 2000 from 19.1% in 1999, due to tight price competition in some of the Environmental Industrial Group's principal product lines.

The Environmental Industrial Group's operations accounted for $2,253,000 of consolidated administration costs (1999 - $1,722,000). The 30.8% increase in these costs is due to the addition of three salesmen and the retention of administration staff from the PECAL acquisition to create a new customer service function for the Environmental Industrial Group, and the costs of running a larger Group with more locations.

Pre-tax earnings from operations of the Environmental Industrial Group were $2,579,000 (1999 - $2,058,000).

Tax expense of $66,000 (1999 - $nil) for the Environmental Industrial Group relates to the earnings of Temisca Inc. Due to the loss carry-forwards of the Canadian legal entity, no provision for income taxes has been recorded for the earnings of BEI/PECAL. The benefits of these loss carry-forwards of $1,798,000 (1999 - $635,000) have been recorded in the Steam Explosion Technology Group and Corporate segment.

Net earnings of the Environmental Industrial Group were $2,513,000 for fiscal 2000 compared to $2,058,000 for fiscal 1999.

Steam Explosion Technology Group and Corporate Activities

Of the $101,653,000 in total revenues, 0.5% or $545,000 was derived from the Steam Explosion Technology Group and corporate sales (1999 - $484,000).

Steam Explosion Technology Group and general corporate revenues of $545,000 in 2000 were generated from steam explosion licence fee revenue and private industry projects of $231,000 (1999 - $410,000) and other corporate revenues of $314,000 (1999 - $74,000). No steam explosion equipment sales were made in 2000 or 1999.

Steam Explosion Technology Group's cost of sales was $53,000 (1999 - $120,000), which primarily relates to standard amortization charges.

Steam Explosion Technology Group and corporate margins were $492,000 or 90.3% on $545,000 of revenue (1999 - $364,000 on $484,000 of revenue or 75.2%), due to the nature of the revenues in this Group.


                                      p23

Steam Explosion Technology Group's marketing and demonstration and corporate administration expenses were $1,517,000 (1999 - $1,226,000). The increase in these costs was due to more aggressive investor relations activities, the increased costs of insurance, salaries, and other costs of operating a larger public company, and increased marketing and travel costs incurred towards securing a steam explosion equipment sale in China.

The loss from operations before tax of $1,303,000 (1999 - $1,478,000) is principally due to the additional corporate costs of operating a larger public company being charged to this segment.

Liquidity and Capital Resources at December 31, 2000

Assets

Cash and short-term deposits decreased to $1,013,000 at December 31, 2000 from $2,464,000 at December 31, 1999. The decrease is due to cash being used to run the corporate office and the cash costs required to pay fees and other costs associated with acquiring companies over the year were drawn from existing cash, since operating groups internally use the cash they produced for their respective businesses.

Trade accounts receivable increased to $13,111,000 at December 31, 2000 from $7,016,000 at December 31, 1999 due largely to the acquisitions. Trade receivables at December 31, 2000 related to the Environmental Industrial Group were $4,836,000 (1999 - $3,375,000); SunRich Food Group were $8,250,000 (1999
- $3,463,000); and general corporate activities and Steam Explosion Technology Group were $25,000 (1999 - $178,000).

The note receivable of $5,186,000 and the other long-term payable of $1,651,000 are all related to an agreement signed by Northern before it was acquired with a major European-based company to supply product. This agreement required Northern to expand a food processing plant to the customer's specifications. In accordance with the terms of the agreement, the customer is required to pay Northern 36 monthly instalments of US$119,000 following the customer's acceptance of the plant specifications. The agreement also requires Northern to provide the customer with a product rebate beginning three years after production at the plant commences, until US$1,720,000 is repaid.

Upon acquisition of Northern on September 15, 2000, the Company assigned fair values of $5,534,000 to the note receivable and $1,587,000 to the product rebate payable based on the cash flows associated with these financial instruments, discounted at a rate of 9.5%.

During the period from September 16 to December 31, 2000, Northern received payments of $543,000 on the note receivable from this agreement and recorded imputed interest income of $131,000 from the note receivable, which is included in the $402,000 of interest and other income. Imputed interest expense of $47,000 was recorded on the product rebate payable and is included in the $1,455,000 of interest expense on the income statement.

Inventories increased to $15,290,000 at the end of 2000 from $8,589,000 at December 31, 1999, principally due to the acquisitions made during the year. The SunRich Food Group inventories comprise $10,064,000 of this balance (1999 - $5,145,000) and the Environmental Industrial Group's inventory was $5,226,000 (1999 - $3,444,000). The Steam Explosion Technology Group is not required to carry inventory.

Future income tax assets of $954,000 at December 31, 2000 (1999 - $1,020,000) consists of $715,000 (1999 - $635,000) of Canadian tax losses and scientific research expenditures recorded by the Canadian entity in the current year, and the remaining balance of $239,000 (1999 - $385,000) relates to the SunRich Food Group's accounting reserves. The Company believes that it is more likely than not that the tax benefit of the recorded assets will be realized.

The Company has formal capital commitments of approximately $300,000 at of December 31, 2000, relating to normal equipment replacement at the SunRich Food Group, the Environmental Industrial Group, in the Steam Explosion Technology Group and corporate office.

In 2000, $667,000 (1999 - $500,000) was spent in the Environmental Industrial Group for machinery and equipment improvements in Waterdown, establishment of additional facilities in Louisiana, general upgrading of computers and the acquisition of accounting software that is Year 2000 compliant. In 2000, the SunRich Food Group spent $4,631,000 (1999 - $591,000) on capital expenditures principally on the construction of new production facilities at Northern's plant in Fosston connected to the agreement with the major European company and a new grain storage bin at SunRich's location in Hope. In 2000, $55,000 (1999 - $47,000) was spent by the Steam Explosion Technology Group and at corporate office, primarily on computer equipment.

The Company's capital budget for 2001 is $7,660,000. The Environmental Industrial Group's capital budget for 2001 is $1,205,000 and will be used to improve and replace production equipment. SunRich Food Group's capital budget is US$4,291,000, principally for production equipment expansion and replacement and the remaining equipment needs of the Wyoming soy plant,


                                      p24
but the largest individual component of the capital plans for 2001 is a proposal to construct additional warehouse space attached to Nordic's plant to decrease the dependence and costs of third-party storage and decrease the cost of moving inventories.

There are no plans to make significant capital expenditures during 2000 at Stake's steam explosion pilot plant. Corporate office has a capital budget of $50,000 to make office furniture and computer upgrades. The Company's capital needs will be provided by a combination of internal cash flow, capital leases and new mortgages or loans.

Investments increased to $382,000 in 2000 from $281,000 in 1999 due primarily to the dilution gain of $140,000 (1999 - $nil); by advances of $9,000 (1999 - $37,000), and offset by the equity loss on Easton of $48,000 (1999 - $321,000). During the year, advances of $104,000 were converted to 980,103 common shares of Easton.

Goodwill increased to $11,231,000 at December 31, 2000 from $3,922,000 at December 31, 1999 due to the $1,103,000 in goodwill recorded on the acquisition of PECAL, $157,000 of goodwill acquired on the purchase of Nordic and the $6,341,000 in goodwill recorded on the acquisition of Northern, offset by amortization of this goodwill on these three purchases from the date of acquisitions and goodwill recorded on BEI in 1995 and the acquisition of SunRich in 1999.

The Company deferred $768,000 of pre-operating costs related to Nordic, which is comprised of the portion of the operating losses from April to December 31, 2000 that were related to the start up phase of the plant. This amount will be written off equally over the next 36 months. The Company also expensed $1,104,000 of certain operating costs, administration expenses and interest costs related to Nordic during 2000, which were in addition to the costs deferred during the year. US readers should note that the $768,000 of pre-operating costs have been expensed under US GAAP.

Patents, trademarks, licences and other assets have decreased to $432,000 from $446,000 at December 31, 1999, due mainly to standard amortization.

Current Liabilities

Accounts payable and accrued liabilities increased to $19,359,000 in 2000 from $10,179,000 in 1999. The increase is due to the addition of the larger balances from the larger SunRich Food Group, which are $15,259,000 of the balance at December 31, 2000.

Included in the accounts payable and accrued liabilities is an accrued recycling reserve of $298,000 (1999 - $384,000), which relates to the Environmental Industrial Group and represents the future costs to process and dispose of the reclaimed materials that the Waterdown site, which has the Certificate of Approval from the Ontario Ministry of the Environment and Energy, has accepted for recycling and were on site at December 31, 2000.

Customer deposits of $1,262,000 at December 31, 2000 (1999 - $1,618,000) are
related to cash deposits made by the SunRich Food Group customers in 2000 for year 2001 customer purchases. No recognition of revenue or accrual of costs is booked on these transactions until the goods are shipped.

Lines of Credit

The Company has Canadian bank lines of credit of $4,300,000 and US$4,000,000. Of these amounts, $4,000,000 is from the Company's primary Canadian banker for use by the Environmental Industrial Group, the Steam Explosion Technology Group and the corporate office, and is secured against a margin of accounts receivable and inventory of BEI/PECAL. In addition, Temisca, Inc., which is part of the Environmental Industrial Group, has an unsecured line of credit of $300,000. The SunRich Food Group has two separate lines of credit totalling US$4,000,000 with two different financial institutions, of which US$1,000,000 is secured against a margin of accounts receivable and inventory of Northern and US$3,000,000 is secured against a margin of accounts receivable and inventory of SunRich. At December 31, 2000, US$900,000 was drawn against the US$3,000,000 facility and US$950,000 against the US$1,000,000 facility. The Environmental Industrial Group had not drawn against the $4,000,000 facility at December 31, 2000, and Temisca had $125,000 drawn against the $300,000 facility at December 31, 2000.

In addition to the above cash draws against the lines of credit, at December 31, 2000, $900,000 (1999 - $1,116,000) was drawn on an off balance sheet basis against the $4,000,000 Canadian facility for a letter of credit to the Ontario Ministry of the Environment and Energy for the Certificate of Approval, to two key suppliers and for security on the Louisiana lease. There were no amounts drawn on an off balance sheet basis against the US lines of credit at December 31, 2000.

Long-Term Debt - Corporate Debt

The Company's term bank loan from the acquisition of BEI in 1995 was reduced to $800,000 at December 31, 2000 from $1,400,000 at the end of 1999 by scheduled payments of $600,000.

During the year, the Company borrowed an additional $4,200,000 to finance the purchase of PECAL. Under a new payment schedule, both the $800,000 and the


                                      p25

$4,200,000 loans each have a five-year amortization period and currently a three-year term with payments of $300,000 per quarter being pro-rated against both the $800,000 and $4,200,000 loans based on quarterly payments started on January 31, 2001, with interest at the bank reference rate + 1 % or banker's acceptances + 0.88%; the Canadian prime interest rate is currently 6.75%. Full or partial repayment of the term bank loan is permitted based on the maturity of the underlying debt instruments. These term loans are collateralized by first mortgages on certain property located in Waterdown and Hamilton, Ontario and a pledge of certain book debts, investments and other assets of the Canadian parent company.

In December 2000, Stake the Canadian parent company advanced the SunRich Food Group US$1,000,000 which was the proceeds of a US$1,000,000 four-year loan from its principal Canadian bankers, which bears interest at US bank reference rate + 1% and is repayable in blended interest and principal payments of US$25,000 per month. The US dollar term loan is collateralized by an assignment of the shares of Northern.

Environmental Industrial Group Debt

There are three loans related to this group totalling $1,705,000 requiring payments of $18,000 monthly and one annual payment of $150,000. The note payable of $750,000 is unsecured and is due to the vendor of Temisca, Inc., and is repayable over five years and bears interest semi-annually at 5%. The mortgage payable for $491,000 bears interest at 8%, and is repayable over 60 months. The $464,000 term loan bears interest at 7.87% on a renewable three-year term loan. The mortgage payable and the term loan are collateralized by property, plant and equipment of Temisca.

SunRich Food Group Debt

The SunRich Food Group has eight individually significant loans and mortgages payable, which totalled $21,216,000 at December 31, 2000 (1999 - $2,184,000).

There are three loans secured directly against SunRich, Inc. assets, which total $3,810,000 at December 31, 2000 (1999 - $2,184,000). These loans include a
$412,000 note payable with payments of US$3,094 through July 2013 and a note payable of $398,000 with interest and principal payments of US$29,048 through to November 2006. Both loans are at the US bank reference rate, which at December 31, 2000 was 8.75%.

The third note payable included in this balance is for $3,000,000 with interest only at 9.375% to February 2002 and thereafter semi-annual principal and interest payment of US$66,000 through February 2016. These three loans are secured against the property, plant, equipment and intangibles of SunRich, Inc.

There are four loans directly secured against Northern's assets that totalled $12,120,000 at December 31, 2000.

These loans include a note payable for $6,251,000 with interest at 9.45% due in monthly payments of US$144,043 through September 2003. Collateral for this loan consists of the Fosston production facility and equipment related to this plant constructed under agreement for a major European company as well as an assignment of the production contract and the note receivable. The note payable for $4,824,000 has monthly payments of US$53,918 through September 2007 with interest at 3% above the 30-day commercial paper rate (9.3% at December 31, 2000).

The mortgage payable of $583,000 bears interest at 10%, payable at US$6,000 per month through October 2008 and is collateralized by equipment. The mortgage payable of $462,000 is secured against certain property with interest only at 9.375% due August 2005, comprises the remaining balances of Northern's debt payable. All of Northern's assets are secured under these four agreements.

Nordic has a $5,286,000 loan which bears interest at US prime + 1% which, at December 31, 2000, was 9.5%. Monthly principal payments of US$44,048 through August 2007 are required and the loan is collateralized by the property, plant, equipment and intangibles of Nordic.

Northern and SunRich have co-guaranteed this loan payable by Nordic. The loan contains restrictive financial covenants for Northern, SunRich and Nordic. As at December 31, 2000, Nordic was not in compliance with certain of the financial covenants. However, on April 12, 2001, the Company entered into an agreement with the lender whereby the lender agreed to not take any action until April 15, 2002, with respect to the various covenant breaches, which existed at December 31, 2000. As part of the agreement, the Company renegotiated the financial covenants of the bank loan payable and agreed to place US$264,000 on deposit with the lender. This agreement is subject to the Company complying with certain new financial covenants detailed in the agreement. As at April 12, 2001, the Company is in compliance with the new financial covenants and expects to remain in compliance throughout 2001. At December 31, 2000, $4,493,000 of the $5,286,000 bank loan payable has been classified as a long-term obligation in these financial statements.

The Company has total capital lease obligations of $859,000 principally for production equipment in the SunRich Food Group and to a lesser extent for the Environmental Industrial Group, which bear interest at a weighted rate of 10.25% and are due in various instalments through 2005.


                                      p26

There are also other loans, totalling $1,275,000, which are predominately related to the SunRich Food Group for miscellaneous debts and car loans which bear interest at a weighted average of 7.5% and are due in varying instalments through to July 2007.

Substantially all of the Company's assets are pledged as collateral under various lending agreements, with the exception of the real property at Stake's corporate offices in Norval, and the lease and physical assets in Louisiana.

The Company considers its relationship with its principal Canadian bankers and the various SunRich Food Group bankers to be satisfactory.

The Company believes that the cash to be generated from operations in 2001, its current cash and cash equivalents, its available lines of credit and its ability to secure additional financing through combining its US lines of credit in 2001, are sufficient for the Company's operations during 2001.

Other Long-Term Liabilities

The long-term future tax liability of $1,508,000 (1999 - $579,000) relates principally to the SunRich Food Group and is related to the values assigned in the opening balance sheet on the acquisitions of Northern in 2000 and SunRich in 1999. These balances represent differences between accounting and tax basis of assets and liabilities primarily related to property, plant and equipment offset by the benefit of losses carried forward.

The short-term portion of the preference shares in subsidiary companies increased from $240,000 in 1999 to $387,000 in 2000 due to $148,000 of preference shares of Temisca. This balance is due when Temisca achieves certain profit and balance sheet stability tests which management anticipates will be achieved during fiscal 2001. The remaining balance is the scheduled yearly payments for the preference shares related to the purchase of land in the BEI acquisition.

The long-term portion of the preference shares of subsidiary companies was reduced to $462,000 from $607,000 as a result of the scheduled payments in 2000, which totalled $170,000 in cash payments.

Cash Flow

Cash flow provided by operations before working capital changes for the year ended December 31, 2000 increased by $1,935,000 to $4,421,000 (1999 -
$2,486,000) due principally to the $1,850,000 in increased earnings in 2000 over 1999.

Cash flow provided by operations after working capital changes decreased to $55,000 for the year ended December 31, 2000 (1999 - $5,004,000) due to a significant use of cash required to pay acquired obligations in 2000, primarily by Northern and PECAL.

Cash used in investment activities increased to $10,820,000 in 2000 (1999 - $1,273,000) due principally to larger acquisitions of property, plant and equipment in 2000 of $5,353,000 compared to 1999 of $1,138,000 due to the greater number of locations of both the SunRich Food Group and the Environmental Industrial Group; due to the acquisitions in the past year, as well as the larger amount of net investment of $5,359,000 made in acquiring companies (1999
- $24,000).

Cash provided by financing activities was $9,270,000 in 2000 (1999 - used for financing of $1,422,000). The increase in cash from financing in 2000 is principally due the new debt acquired to purchase PECAL and to finance certain acquisitions of property, plant and equipment offset by scheduled debt repayments in 2000. In 1999, the debt repayments exceeded the issuance of new debt.

Corporate Governance

The governance of the Company is the responsibility of the Board of Directors of Stake Technology Ltd.

The Board approves the annual Business Plan of the Company and its divisions and reviews actual results compared to budget at quarterly Board meetings and through monthly management reports. The plan includes an assessment of the principle risks and opportunities facing the Company.

The Board also approves all major capital expenditures, debt obligations, share issues and corporate acquisitions.

The Board has established an independent Audit Committee, which reviews the audit plan, meets with the auditors and assesses the Company's internal control and management information systems.

The Board has also established an independent Compensation Committee, which reviews the compensation of senior officers, suggests appropriate compensation for directors and recommends to the Board employee/director stock option plans.


                                      p27

Financial information for US shareholders

The following is the Company's consolidated balance sheet and income statement under Canadian generally accepted accounting principles presented in US$.

Summary Consolidated Balance Sheet
In US$                                           December 31,      December 31,
                                                         2000              1999
--------------------------------------------------------------------------------
                                                          US$               US$
Assets
Cash and cash equivalents                             675,000         1,708,000
Accounts receivable - trade                         8,740,000         4,862,000
Current portion of note receivable                  1,433,000                --
Inventories                                        10,192,000         5,952,000
Future income taxes                                   636,000           707,000
Other current and assets                              894,000           644,000
                                                   -----------------------------
                                                   22,570,000        13,873,000
Note receivable                                     2,024,000                --
Property, plant, and equipment                     28,769,000         7,461,000
Goodwill                                            7,487,000         2,718,000
Other long-term assets                              1,054,000           504,000
                                                   -----------------------------
                                                   61,904,000        24,556,000
                                                   =============================
Current liabilities
Bank indebtedness                                   2,270,000                --
Accounts payable and accrued liabilities           12,905,000         7,054,000
Customer deposits                                     841,000         1,121,000
Current portion of long-term debt and
   preference shares in subsidiary companies        4,790,000           969,000
                                                   -----------------------------
                                                   20,806,000         9,144,000
Long-term debt and redeemable preference
   shares in subsidiary companies                  17,911,000         2,468,000
Future income taxes                                 1,005,000           401,000
                                                   -----------------------------
                                                   39,722,000        12,013,000
                                                   -----------------------------

Shareholders' Equity
Common shares and contributed surplus              18,182,000        10,814,000
Retained earnings                                   4,000,000         1,729,000
                                                   -----------------------------
                                                   22,182,000        12,543,000
                                                   -----------------------------
                                                   61,904,000        24,556,000
                                                   =============================

Summary Consolidated Statement of Earnings
In US$                                           December 31,      December 31,
                                                         2000              1999
--------------------------------------------------------------------------------
                                                          US$               US$

Revenues                                           68,443,000        31,836,000
Cost of goods sold                                 58,608,000        27,005,000
                                                   -----------------------------
Gross profit                                        9,835,000         4,831,000
Operating expenses                                  7,604,000         3,704,000
                                                   -----------------------------
Earnings from operations                            2,231,000         1,127,000
Interest on long-term debt                          (980,000)         (207,000)
Other income and expense                              436,000         (198,000)
                                                   -----------------------------
Earnings before income taxes                        1,687,000           722,000
Recovery of income taxes                              584,000           304,000
                                                   -----------------------------
Net earnings for the year                           2,271,000         1,026,000
                                                   =============================
Earnings per share                                      $0.10             $0.06
                                                   =============================


                                      p28

Management's Responsibility for Reporting

The accompanying consolidated financial statements of Stake Technology Ltd. and all the information in the annual report are the responsibility of management, and have been approved by the Board of Directors.

The financial statements have been prepared by management, in accordance with Canadian generally accepted accounting principles. When alternate accounting methods exist, management has chosen those it deems most appropriate in the circumstances. Financial statements are not precise since they include certain amounts based on estimates and judgments. Management has determined such amounts on a reasonable basis in order to ensure that the financial statements are presented fairly, in all material respects. Reconciliation of these policies to U.S. accounting policies are described in note 17 to the consolidated financial statements. Management has prepared the financial information presented in this annual report and has ensured that it is consistent with that presented in the financial statements.

Stake Technology Ltd., maintains systems of internal accounting and administrative controls consistent with reasonable cost. Such systems are designed to provide reasonable assurance that the financial information is relevant, reliable and accurate and the company's assets are appropriately accounted for and adequately safeguarded.

The Board of Directors is responsible for ensuring that management fulfills its responsibilities for reviewing and approving the financial statements. The Board carries out this responsibility principally through its Audit Committee.

The Audit Committee is appointed by the Board and all members are independent directors. The Committee meets periodically with management, as well as the external auditors, to discuss internal controls over the financial reporting process, auditing matters and financial reporting issues, to satisfy itself that each party is properly discharging its responsibilities, and to review the annual report, the financial statements and the external auditors' report. The Committee reports its findings to the Board for consideration when approving the financial statements for issuance to the shareholders. The Committee also considers the engagement or re-appointment of the external auditors for review by the Board and approval by the shareholders.

The financial statements have been audited by PricewaterhouseCoopers LLP, the external auditors, in accordance with generally accepted auditing standards in Canada and the United States of America on behalf of the shareholders. PricewaterhouseCoopers LLP has full and free access to the Audit Committee.


"Leslie N. Markow"
Chief Financial Officer

Auditors' Report

To the Shareholders of
Stake Technology Ltd.

We have audited the consolidated balance sheets of Stake Technology Ltd. as at December 31, 2000 and 1999 and the consolidated statements of earnings, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Canada and the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

"PricewaterhouseCooper LLP"
Chartered Accountants

March 20, 2001, except as to note 7(a),
which is as of April 12, 2001


                                      p29

Management's Responsibility for Reporting

The accompanying consolidated financial statements of Stake Technology Ltd. and all the information in the annual report are the responsibility of management, and have been approved by the Board of Directors.

The financial statements have been prepared by management, in accordance with Canadian generally accepted accounting principles. When alternate accounting methods exist, management has chosen those it deems most appropriate in the circumstances. Financial statements are not precise since they include certain amounts based on estimates and judgments. Management has determined such amounts on a reasonable basis in order to ensure that the financial statements are presented fairly, in all material respects. Reconciliation of these policies to U.S. accounting policies are described in note 17 to the consolidated financial statements. Management has prepared the financial information presented in this annual report and has ensured that it is consistent with that presented in the financial statements.

Stake Technology Ltd., maintains systems of internal accounting and administrative controls consistent with reasonable cost. Such systems are designed to provide reasonable assurance that the financial information is relevant, reliable and accurate and the company's assets are appropriately accounted for and adequately safeguarded.

The Board of Directors is responsible for ensuring that management fulfills its responsibilities for reviewing and approving the financial statements. The Board carries out this responsibility principally through its Audit Committee.

The Audit Committee is appointed by the Board and all members are independent directors. The Committee meets periodically with management, as well as the external auditors, to discuss internal controls over the financial reporting process, auditing matters and financial reporting issues, to satisfy itself that each party is properly discharging its responsibilities, and to review the annual report, the financial statements and the external auditors' report. The Committee reports its findings to the Board for consideration when approving the financial statements for issuance to the shareholders. The Committee also considers the engagement or re-appointment of the external auditors for review by the Board and approval by the shareholders.

The financial statements have been audited by PricewaterhouseCoopers LLP, the external auditors, in accordance with generally accepted auditing standards in Canada and the United States of America on behalf of the shareholders. PricewaterhouseCoopers LLP has full and free access to the Audit Committee.

"Leslie N. Markow"
Chief Financial Officer

Auditors' Report

To the Shareholders of

Stake Technology Ltd.

We have audited the consolidated balance sheets of Stake Technology Ltd. as at December 31, 2000 and 1999 and the consolidated statements of earnings, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Canada and the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

"PricewaterhouseCooper LLP"
Chartered Accountants

March 20, 2001, except as to note 7(a),
which is as of April 12, 2001


                                      p29

Consolidated Balance Sheets

                                                                        -------------------------
As at December 31, 2000 and 1999                                               2000          1999
-------------------------------------------------------------------------------------------------
(Expressed in Canadian dollars)                                                   $             $
Assets (note 7)

Current assets
Cash and cash equivalents                                                 1,013,000     2,464,000
Cash held as security deposit (note 7)                                           --       400,000
Accounts receivable - trade                                              13,111,000     7,016,000
Current portion of note receivable (note 3)                               2,150,000            --
Inventories (note 4)                                                     15,290,000     8,589,000
Other receivables and prepaid expenses                                    1,341,000       530,000
Future income taxes (note 10)                                               954,000     1,020,000
                                                                        -------------------------
                                                                         33,859,000    20,019,000

Note receivable (note 3)                                                  3,036,000            --

Property, plant and equipment (note 5)                                   43,158,000    10,766,000

Investments (note 6)                                                        382,000       281,000

Goodwill - at cost, less accumulated amortization
   of $925,000 (1999 - $516,000)                                         11,231,000     3,922,000

Pre-operating costs - at cost, less accumulated amortization of $nil        768,000            --

Patents, trademarks, licences and other assets - at cost, less
   accumulated amortization of $1,034,000 (1999 - $925,000)                 432,000       446,000
                                                                        -------------------------
                                                                         92,866,000    35,434,000
                                                                        =========================

Liabilities

Current liabilities
Bank indebtedness (note 7)                                                3,405,000            --
Accounts payable and accrued liabilities                                 19,359,000    10,179,000
Customer deposits                                                         1,262,000     1,618,000
Current portion of long-term debt (note 7)                                6,799,000     1,158,000
Current portion of preference shares of subsidiary companies (note 8)       387,000       240,000
                                                                        -------------------------
                                                                         31,212,000    13,195,000

Long-term debt (note 7)                                                  24,756,000     2,955,000

Other long-term payable (note 3)                                          1,651,000            --

Future income taxes (note 10)                                             1,508,000       579,000

Preference shares of subsidiary companies (note 8)                          462,000       607,000
                                                                        -------------------------
                                                                         59,589,000    17,336,000
                                                                        -------------------------
Shareholders' Equity

Capital stock (note 9)
Authorized
   Unlimited common shares without par value
Issued

   28,186,972 (1999 - 20,653,788) common shares                          22,710,000    11,163,000

Contributed surplus                                                       4,635,000     4,635,000

Retained earnings (note 9)                                                5,869,000     2,495,000

Currency translation adjustment                                              63,000      (195,000)
                                                                        -------------------------
                                                                         33,277,000    18,098,000
                                                                        -------------------------
                                                                         92,866,000    35,434,000
                                                                        =========================

Approved by the Board of Directors

"Jeremy N. Kendall"           "John D. Taylor"
Director                      Director

Commitments and contingencies (notes 7 and 12)

(see accompanying notes to consolidated financial statements)


                                      p30

Consolidated Statements of Earnings

                                                                                 ----------------------------
For the years ended December 31, 2000 and 1999                                           2000            1999
-------------------------------------------------------------------------------------------------------------
(Expressed in Canadian dollars)                                                             $               $
Revenues                                                                          101,653,000      47,304,000

Cost of goods sold                                                                 87,046,000      40,127,000
                                                                                 ----------------------------
Gross profit                                                                       14,607,000       7,177,000
                                                                                 ----------------------------

Expenses
Research and development                                                              200,000         367,000
Administration, market development and demonstration                               10,570,000       4,953,000
Amortization of patents, trademarks, licences and goodwill                            524,000         183,000
                                                                                 ----------------------------
                                                                                   11,294,000       5,503,000
                                                                                 ----------------------------

Earnings from operations                                                            3,313,000       1,674,000
Interest on long-term debt                                                         (1,455,000)       (308,000)
Other interest                                                                        (72,000)        (53,000)
Interest and other income                                                             402,000         181,000
Foreign exchange gain (loss)                                                           71,000         (76,000)
Gain on redemption of preference shares (note 8)                                      175,000              --
Gain on dilution of investment interests in equity accounted investee (note 6)        140,000              --
Share of losses of equity accounted investee (note 6)                                 (48,000)       (321,000)
Dividend on preference shares of subsidiary company (note 8)                          (20,000)        (25,000)
                                                                                 ----------------------------
Earnings before income taxes                                                        2,506,000       1,072,000
                                                                                 ----------------------------
Recovery of (provision for) income taxes (note 10)
Current                                                                              (528,000)         (3,000)
Future                                                                              1,396,000         455,000
                                                                                 ----------------------------
                                                                                      868,000         452,000
                                                                                 ----------------------------
Net earnings for the year                                                           3,374,000       1,524,000
                                                                                 ============================

Earnings per share (note 13)
Basic                                                                                    0.15            0.09
                                                                                 ============================
Fully diluted                                                                            0.14            0.09
                                                                                 ============================

Consolidated Statements of Retained Earnings

                                                       -------------------------
For the years ended December 31, 2000 and 1999              2000            1999
--------------------------------------------------------------------------------
                                                               $               $

Retained earnings - Beginning of year                  2,495,000         971,000

Net earnings for the year                              3,374,000       1,524,000
                                                       -------------------------
Retained earnings - End of year                        5,869,000       2,495,000
                                                       =========================

(see accompanying notes to consolidated financial statements)


                                      p31

Consolidated Statements of Cash Flows

                                                                       --------------------------
For the years ended December 31, 2000 and 1999                                2000           1999
-------------------------------------------------------------------------------------------------
(Expressed in Canadian dollars)                                                  $              $
Cash provided by (used in)
Operating activities
Net earnings for the year                                                3,374,000      1,524,000
Items not affecting cash
   Amortization                                                          2,713,000      1,070,000
   Share of losses of investee                                              48,000        321,000
   Gain on redemption of preference shares                                (175,000)            --
   Gain on dilution of interest in investee                               (140,000)            --
   Gain on sale of property, plant and equipment                           (19,000)        (5,000)
   Imputed interest                                                        (59,000)        31,000
   Future income taxes                                                  (1,396,000)      (455,000)
   Writedown of other assets                                                75,000             --
                                                                       --------------------------
                                                                         4,421,000      2,486,000
                                                                       --------------------------
Change in non-cash working capital balances related to operations
   Accounts receivable - trade                                           1,813,000      3,110,000
   Inventories                                                          (2,399,000)    (2,922,000)
   Other receivables and prepaid expenses                                 (470,000)       338,000
   Accounts payable and accrued liabilities                             (2,894,000)       336,000
   Customer deposits                                                      (416,000)     1,656,000
                                                                       --------------------------
                                                                            55,000      5,004,000
                                                                       --------------------------
Investing activities
Acquisitions of companies - net of cash acquired                        (5,359,000)       (24,000)
Acquisition of patents, trademarks, licences and other assets              (81,000)       (87,000)
Acquisition of property, plant and equipment                            (5,353,000)    (1,138,000)
Proceeds on sale of property, plant and equipment                          207,000         13,000
Increase in investments and advances                                        (9,000)       (37,000)
Proceeds from note receivable                                              543,000             --
Increase in pre-operating costs                                           (768,000)            --
                                                                       --------------------------
                                                                       (10,820,000)    (1,273,000)
                                                                       --------------------------
Financing activities
Purchase and redemption of preference shares of subsidiary companies      (275,000)      (170,000)
Cash held as security deposit                                              400,000             --
Increase in bank indebtedness                                            1,980,000             --
Repayment of long-term debt and notes payable                          (11,364,000)    (3,680,000)
Issuance of long-term debt and notes payable                            17,564,000      2,133,000
Issuance of common shares                                                  965,000        295,000
                                                                       --------------------------
                                                                         9,270,000     (1,422,000)
                                                                       --------------------------
Foreign exchange gain (loss) on cash held in a foreign currency             44,000        (26,000)
                                                                       --------------------------
Increase (decrease) in cash during the year                             (1,451,000)     2,283,000

Cash and cash equivalents - Beginning of year                            2,464,000        181,000
                                                                       --------------------------
Cash and cash equivalents - End of year                                  1,013,000      2,464,000
                                                                       ==========================

Supplemental cash flow information
Interest paid                                                            1,355,000        298,000
Income taxes paid                                                          445,000          3,000

(see accompanying notes to consolidated financial statements)


                                      p32

Notes to Consolidated Financial Statements

For the years ended December 31, 2000 and 1999
Expressed in Canadian dollars

1     Description of business and significant accounting policies

      Stake Technology Ltd. (the Company) was incorporated under the laws of Canada on November 13, 1973 and operates in three principal businesses. The SunRich Food Group manufactures and sells agricultural products with a focus on soy, soymilk and other food products. The Environmental Industrial Group sells abrasives and industrial materials and recycles inorganic materials. The Company also operates a division developing and commercializing a proprietary steam explosion technology for processing of biomass into higher value products. The Company's assets, operations and employees at December 31, 2000 are located in Canada and the U.S.

      These financial statements are prepared in accordance with accounting principles generally accepted in Canada. Differences arising from the application of accounting principles generally accepted in the United States are described in note 17. The significant policies are outlined below:

      Basis of presentation

      The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. All significant intercompany accounts and transactions have been eliminated on consolidation.

      Cash and cash equivalents

      Cash and cash equivalents consist of unrestricted cash and short-term deposits with a maturity at acquisition of less than 90 days.

      Inventories

      Raw materials, finished goods and merchandise inventory are valued at the lower of cost and estimated net realizable value. Cost is determined on a first-in, first-out basis.

      Inventories of grain are valued at market. Changes in market value are included in cost of sales. The SunRich Food Group generally follows a policy of hedging its grain transactions to protect gains and minimize losses due to market fluctuations. Hedge contracts are adjusted to market price and gains and losses from such transactions are included in cost of sales. The Company has a risk of loss from hedge activity if the grower does not deliver the grain as scheduled.

      Investments

      Investments in companies over which the Company exercises significant influence are accounted for by the equity method whereby the Company includes its proportionate share of earnings and losses of such companies in earnings.

      Property, plant and equipment

      Property, plant and equipment is stated at cost, less accumulated amortization.

      Amortization is provided on property, plant and equipment on the diminishing balance or, in the case of certain U.S.-based subsidiaries, straight-line method at rates based on the estimated useful lives of the assets as follows: 10% to 33% for office furniture and equipment, machinery and equipment and vehicles and 4-8% for buildings. Amortization is calculated from the time the asset is put into use.

      Interest is capitalized in connection with the construction of major facilities. The capitalized interest is recorded as part of the asset to which it relates. During the year, approximately $25,000 (1999 - $nil) of interest was capitalized.

      Pre-operating costs

      Net costs incurred in the pre-operating stage of start-up businesses are deferred until the business reaches commercial operation or the passage of a certain period of time as predetermined by management. During 2000, the Company acquired Nordic Aseptic, Inc. (Nordic), which was considered a start-up business from the date of acquisition to December 31, 2000. Certain operating costs, net of income earned during the pre-operating period, have been deferred. Amortization of these net costs will commence January 1, 2001 and will be amortized on a straight-line basis over 3 years.

      Patents, trademarks, licences and other assets

      Costs of acquiring or registering patents, trademarks and licences are capitalized and amortized on a straight-line basis over their expected lives of 10 to 20 years. Costs of renewing patents and trademarks are expensed as incurred.

      Costs incurred in connection with obtaining long-term financing are deferred and amortized over the term of the related financing agreement.

      Revenue recognition

      i)    Environmental Industrial Group

            Revenue from the sale of industrial minerals is recognized upon shipment.

            Tipping fee revenue is recognized upon receipt of the recycling materials. Provision is made for the net costs of processing of the material.


                                      p33

      ii)   SunRich Food Group

            Grain sales are recorded at the time of shipment. Revenues from custom drying services are recorded upon provision of services and on completion of quality testing. All other SunRich Food Group revenue is recognized upon the sale and shipment of a product or the providing of a service to a customer.

      iii)  Steam Explosion Technology

            The percentage of completion method is used to account for significant contracts in progress when related costs can be reasonably estimated. The Company uses costs incurred to date as a percentage of total expected costs to measure the extent of progress towards completion.

            Revenue from consulting and contract research is recognized when the service is completed.

            Licence fees related to sales of the Company's technologies are recorded as revenue when earned and collection is reasonably assured.

Foreign currency translation

The SunRich Food Group is considered to be a self-sustaining operation. The SunRich Food Group's assets and liabilities are translated at exchange rates in effect at the balance sheet date. Revenues and expenses are translated at average exchange rates prevailing during the year. Resulting unrealized gains or losses are accumulated and reported as currency translation adjustment in shareholders' equity.

Other revenues and expenses arising from foreign currency transactions are translated into Canadian dollars using the exchange rate in effect at the transaction date. Monetary assets and liabilities are translated using the rate in effect at the balance sheet date. Related exchange gains and losses are included in the determination of earnings.

Long-term monetary debt of the Company that is denominated in foreign currencies is translated at exchange rates in effect at the balance sheet dates and the resulting gains or losses are deferred and amortized over the period of the debt.

Goodwill

Goodwill represents the excess of the cost of subsidiaries and businesses over the assigned value of net assets acquired. Goodwill is amortized on a straight-line basis over its estimated life of 20 years. The Company reviews the recoverability of goodwill whenever events or changes in circumstance indicate that the carrying amount may not be recoverable. The measurement of possible impairment is based primarily on the ability to recover the balance of the goodwill from expected future operating cash flows on an undiscounted basis.

Customer deposits

Customer deposits principally include prepayments by the SunRich Food Group's customers for merchandise inventory to be purchased during the spring planting season.

Income taxes

The Company follows the asset and liability method of accounting for income taxes whereby future income tax assets are recognized for deductible temporary differences and operating loss carry-forwards, and future income tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the amounts of assets and liabilities recorded for income tax and financial reporting purposes. Future income tax assets are recognized only to the extent that management determines that it is more likely than not that the future income tax assets will be realized. Future income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment or substantive enactment. The income tax expense or benefit is the income tax payable or refundable for the period plus or minus the change in future income tax assets and liabilities during the period.

Derivative instruments

The SunRich Food Group enters into exchange-traded commodity futures and options contracts to hedge its exposure to price fluctuations on grain transactions to the extent considered practicable for minimizing risk from market price fluctuations. Futures contracts used for hedging purposes are purchased and sold through regulated commodity exchanges. Inventories, however, may not be completely hedged, due in part to the Company's assessment of its exposure from expected price fluctuations. Exchange purchase and sales contracts may expose the Company to risk in the event that a counterparty to a transaction is unable to fulfill its contractual obligation. The Company manages its risk by entering into purchase contracts with pre-approved producers. The Company has a risk of loss from hedge activity if a grower does not deliver the grain as scheduled. Sales contracts are entered into with organizations of acceptable creditworthiness, as internally evaluated. All futures transactions are marked to market. Gains and losses on futures transactions related to grain inventories are included in cost of goods sold.

Earnings per share

The computation of earnings per share is based on the weighted average number of common shares outstanding during the period.


                                      p34

      Use of estimates

      The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2     Acquisitions of businesses

      During 2000, the Company acquired four businesses (1999 - one business). These acquisitions have been accounted for as purchases, and accordingly, the financial statements include the results of operations of the acquired businesses from the dates of acquisition.

      2000

      On February 29, 2000, the Company acquired 100% of the outstanding shares of George F. Pettinos (Canada) Limited (PECAL), from US Silica Company, for cash consideration of $4,682,000. In certain markets, PECAL was a competitor of the Environmental Industrial Group and at the acquisition date, management intended to amalgamate the operations of PECAL with those of the Environmental Industrial Group. Accordingly, included in the purchase price allocation was a restructuring reserve of $245,000. The restructuring reserve consisted primarily of severance costs related to the closing of PECAL's administration offices. The restructuring plan was completed by December 31, 2000.

      On September 15, 2000, the Company acquired 100% of the outstanding common shares of Northern Food and Dairy, Inc. (Northern) for total consideration of $11,190,000. The consideration paid consisted of the issuance of 7,000,000 common shares, 500,000 common share warrants exercisable at US$1.50 for five years and cash consideration of $608,000. Northern is a US-based manufacturer and supplier of soymilk and other food products and ingredients that are produced in three production facilities in Minnesota.

      In April 2000, the Company and Northern created a corporate joint venture (Nordic) to operate an aseptic packaging plant owned by Hoffman Aseptic Inc. (Hoffman) located in Northern Minnesota. The plant packages aseptic soymilk. Nordic assumed management control of the plant on April 19, 2000 and on August 15, 2000, Nordic acquired the assets of Hoffman by the assumption of certain debts and the payment of cash consideration of $380,000. For the period of April 19, 2000 to September 15, 2000, Nordic was a 50% owned corporate joint venture and, therefore, the results for this period were proportionately consolidated. Upon the acquisition of Northern on September 15, 2000, the Company acquired the remaining 50% interest in Nordic. Accordingly, the results of Nordic have been fully consolidated effective September 15, 2000.

      On October 31, 2000, the Company acquired 100% of the outstanding shares of Temisca, Inc. (Temisca) for cash consideration of $926,000 and the issuance of a note payable of $750,000. The note payable bears interest at 5% and is repayable in annual installments of $150,000. Temisca is a producer of specialty sands and owns and/or obtained mineral licences on 16 properties in Quebec.

      The net assets acquired and consideration given is summarized below:

                                                PECAL       Northern         Nordic        Temisca          Total
                                          -----------------------------------------------------------------------
                                                    $              $              $              $              $
Net assets acquired
Cash                                          162,000      1,030,000             --         45,000      1,237,000
Net working capital                         1,447,000     (1,313,000)      (267,000)       790,000        657,000
Long-term note receivable                          --      5,534,000             --             --      5,534,000
Property, plant and equipment               2,235,000     21,480,000      3,198,000      2,084,000     28,997,000
Other long-term assets                             --         91,000         43,000             --        134,000
Goodwill                                    1,103,000      6,341,000        157,000             --      7,601,000
Bank indebtedness                                  --     (1,410,000)            --       (400,000)    (1,810,000)
Long-term debt                                (46,000)   (15,912,000)    (2,751,000)    (1,340,000)   (20,049,000)
Other long-term payable                            --     (1,587,000)            --             --     (1,587,000)
Redeemable preference shares                       --             --             --       (427,000)      (427,000)
Net future income tax asset (liability)      (219,000)    (3,064,000)            --        924,000     (2,359,000)
                                          -----------------------------------------------------------------------
                                            4,682,000     11,190,000        380,000      1,676,000     17,928,000
                                          =======================================================================

Consideration given
Common shares                                      --     10,552,000             --             --     10,552,000
Warrants                                           --         30,000             --             --         30,000
Long-term debt                                     --             --             --        750,000        750,000
Cash                                        4,682,000        608,000        380,000        926,000      6,596,000
                                          -----------------------------------------------------------------------
                                            4,682,000     11,190,000        380,000      1,676,000     17,928,000
                                          =======================================================================


                                      p35

      1999

      Effective August 2, 1999, the Company acquired 100% of the common shares of SunRich, Inc. (SunRich) in exchange for 5,471,866 common shares of the Company and 104,821 warrants of the Company. The warrants were exercisable for 30 days at US$0.50, and if these warrants were exercised, the shareholders would be entitled to another warrant exercisable at US$1.00 to December 31, 1999, rising to US$2.00 on January 1, 2000 and expiring on December 29, 2000.

      Certain shareholders of SunRich chose to exercise dissenter's rights and received $49,000 in cash for their SunRich shares.

      The net assets acquired and consideration given is summarized below:

                                                                        $
                                                               ----------
      Net assets acquired
      Cash                                                        368,000
      Net working capital                                       3,044,000
      Property, plant and equipment                             4,911,000
      Goodwill                                                  2,183,000
      Notes payable                                            (1,325,000)
      Long-term debt                                           (2,370,000)
      Net future income tax liability                             (18,000)
                                                               ----------
                                                                6,793,000
                                                               ==========

      Consideration
      Common shares                                             6,346,000
      Warrants                                                     55,000
      Cash                                                        392,000
                                                               ----------
                                                                6,793,000
                                                               ==========

      The following amounts are included in the financial statements and represent the Company's proportionate share of earnings of Nordic for the period from April 19, 2000 to September 15, 2000:

                                                                        $
                                                               ----------
      Sales                                                            --
                                                               ==========
      Net loss for the period                                    (192,080)
                                                               ==========
      Cash used in operations                                  (1,754,000)
                                                               ==========
      Cash used in investing activities                        (1,534,000)
                                                               ==========
      Cash provided from financing activities                   3,425,000
                                                               ==========

3     Note receivable/Other long-term payable

      Prior to the Company's acquisition of Northern on September 15, 2000 (note
      2), Northern signed an agreement with a major European-based customer to supply product. This required Northern to expand its food processing plant to the customer's specifications. In accordance with the terms of the agreement, the customer is required to pay Northern 36 monthly instalments of US$119,000 following the customer's acceptance of the plant specifications. The agreement also requires Northern to provide the customer with a product rebate beginning three years after production at the new plant commences, until US$1,720,000 is repaid.

      Upon acquisition of Northern on September 15, 2000, the Company assigned fair values of $5,534,000 to the note receivable and $1,587,000 to the product rebate payable based on the cash flows associated with these financial instruments, discounted at a rate of 9.5%.

      During the period from September 16, 2000 to December 31, 2000, Northern received payments of $543,000 and recorded imputed interest income of $131,000 on the note receivable. Imputed interest expense of $47,000 was recorded on product rebate payable.

      The fair values of the note receivable and product rebate payable at December 31, 2000 approximate their carrying amounts but could vary with fluctuations in interest rates.

4     Inventories

                                                       2000           1999
                                                 -------------------------
                                                          $              $

      Raw materials                               4,991,000      2,196,000
      Finished goods and merchandise              7,834,000      4,003,000
      Grain                                       2,465,000      2,390,000
                                                 -------------------------
                                                 15,290,000      8,589,000
                                                 =========================


                                      p36

      Grain inventories consist of the following:

                                                      2000           1999
                                                -------------------------
                                                         $              $

      Company owned grain                        2,208,000      2,479,000
      Unrealized gain (loss) on
         Contracts with producers                  156,000       (172,000)
         Futures contracts                         101,000         83,000
                                                -------------------------
                                                 2,465,000      2,390,000
                                                =========================

5     Property, plant and equipment

                                                                          2000
                                       ---------------------------------------
                                                      Accumulated
                                             Cost    Amortization          Net
                                       ---------------------------------------
                                                $               $            $
                                       ---------------------------------------
      Land and buildings               20,531,000       2,037,000   18,494,000
      Machinery and equipment          29,828,000       5,970,000   23,858,000
      Office furniture and equipment    1,083,000         766,000      317,000
      Vehicles                            848,000         359,000      489,000
                                       ---------------------------------------
                                       52,290,000       9,132,000   43,158,000
                                       =======================================

                                                                          1999
                                       ---------------------------------------
                                                      Accumulated
                                             Cost    Amortization          Net
                                       ---------------------------------------
                                                $               $            $
                                       ---------------------------------------
      Land and buildings                8,218,000       1,790,000    6,428,000
      Machinery and equipment           7,946,000       4,334,000    3,612,000
      Office furniture and equipment      945,000         580,000      365,000
      Vehicles                            633,000         272,000      361,000
                                       ---------------------------------------
                                       17,742,000       6,976,000   10,766,000
                                       =======================================

      Included in machinery and equipment is equipment under capital lease with a cost of $1,096,000 (1999 - $699,000) and net book value of $773,000
      (1999 - $552,000).

6     Investments

                                                           2000       1999
                                                        ------------------
                                                              $          $
      Easton Minerals Ltd.
         32% (1999 - 35%) common share ownership        382,000    186,000
      Advances                                               --     95,000
                                                        ------------------
                                                        382,000    281,000
                                                        ------------------

      Easton Minerals Ltd. (Easton) is a small mining exploration company listed on the Canadian Venture Exchange. The quoted market value of the shares held by the Company at December 31, 2000 was $531,000 (1999 - $550,000),
      however, this value is based upon limited trading volumes of the common shares of Easton. It is unlikely that these values could be realized upon sale of all or a portion of the Company's holdings in Easton, particularly given the significant number of shares held by the Company.

      During 2000, advances of $104,000 were converted into 980,103 common shares of Easton.

      The Company's share of losses of Easton for 2000 amounted to $48,000 (1999
      - $321,000). In 2000, Easton issued 2,533,334 common shares to third parties for cash consideration of $475,000, and a dilution gain on this transaction of $140,000 was recognized on the reduction of the Company's percentage ownership of Easton.


                                      p37

7     Long-term debt and bank facilities

      Long-term debt consists of the following:

                                                                                 2000         1999
                                                                           -----------------------
                                                                                    $            $
SunRich
Note payable, interest at bank's reference rate (8.75% at
   December 31, 2000), due in monthly payments of principal
   and interest of US$3,094 through July 2013, collateralized by
   property, plant and equipment                                              412,000      410,000

Note payable, interest at 8.75%, interest only through May 2000 and thereafter due in monthly interest and principal payments of US$29,048 through November 2006, collateralized by
   equipment and intangibles                                                  398,000      433,000

Note payable, interest at prime, due May 31, 2000                                  --      208,000

Note payable, interest at 9.375%, interest only through to
   February 2002 and thereafter, due in semi-annual payments of principal and interest of US$66,000 through February 1, 2016,
   collateralized by equipment and general intangibles                      3,000,000    1,133,000

Northern
Note payable, interest at 9.45%, due in monthly payments of
   US$144,043 through September 2003, collateralized by plant and
   equipment and assignment of a production contract                        6,251,000           --

Note payable, interest at the 30-day commercial paper rate,
   plus 3% (9.3% at December 31, 2000), due in monthly payments
   of US$53,918 through September 2007, collateralized by equipment         4,824,000           --

Mortgage payable, interest at 10%, due in monthly payments
   of US$6,000 through October 2008, collateralized by property               583,000           --

Mortgage payable, interest only at 9.375%, due August 2005,
   collateralized by property                                                 462,000           --

Nordic
Bank loan payable, U.S. prime plus 1%, due in monthly instalments of principal of US$44,048 plus interest through August 2007,
   collateralized by property, plant, equipment and intangible assets (a)   5,286,000           --

Stake Corporate
U.S. dollar term loan of US$1,000,000 payable in monthly
   payments of principal and interest of US$25,000, commencing
   January 31, 2001. Interest accrues at the U.S. bank reference rate
   plus 1% (10% at December 31, 2000) (c)                                   1,500,000           --

Term loan payable in quarterly instalments of $48,000 beginning
   January 31, 2001 until January 31, 2003 at which time the remaining balance is repayable in full. Interest is payable monthly at the bank
   reference rate plus 1% (8.5% at December 31, 2000) (b and c)               800,000    1,400,000

Term loan payable in quarterly instalments of $252,000, beginning
   January 31, 2001 until January 31, 2003 at which time the remaining balance is repayable in full. Interest is payable monthly at the bank
   reference rate plus 1% (8.5% at December 31, 2000) (c)                   4,200,000           --

Note payable, required annual payments of $150,000, interest at
   5% payable semi-annually, uncollateralized                                 750,000           --

Temisca
Mortgage payable in 60 monthly blended interest and principal payments of $7,000. Remaining balance is payable at maturity on January 2002. Interest accrues at 8%, collateralized by
   property, plant and equipment                                              491,000           --
                                                                           -----------------------
Carried forward                                                            28,957,000    3,584,000
                                                                           =======================


                                      p38

                                                                                  2000         1999
                                                                            -----------------------
                                                                                     $            $
      Carried forward                                                       28,957,000    3,584,000
                                                                            -----------------------

      Term loan payable in monthly blended interest and principal payments of $11,000. Interest accrues at 7.87%, collateralized
         by property, plant and equipment                                      464,000           --

      Other
      Other with a weighted average interest rate of 7.5%, due in varying
         instalments through July 2007 (note 11)                             1,275,000      179,000

      Capital lease obligations due in monthly payments through
         2005, with a weighted average interest rate of 10.25%                 859,000      350,000
                                                                            -----------------------
                                                                            31,555,000    4,113,000

      Less: Current portion                                                  6,799,000    1,158,000
                                                                            -----------------------
                                                                            24,756,000    2,955,000
                                                                            =======================

      The loans and capital leases detailed above require payments as follows:

                                                                         $
                                                                ----------
      2001                                                       6,828,000
      2002                                                       7,035,000
      2003                                                       7,444,000
      2004                                                       2,274,000
      2005                                                       2,640,000
      Thereafter                                                 5,388,000
                                                                ----------
                                                                31,609,000
      Less interest on capital lease obligations with a
      weighted average interest rate of 10.25%                      54,000
                                                                ----------
                                                                31,555,000
                                                                ==========

      a) Northern and SunRich have co-guaranteed a bank loan payable by Nordic of $5,286,000. The loan contains restrictive financial covenants for Northern, SunRich and Nordic. As at December 31, 2000, Nordic was not in compliance with certain of the financial covenants. However, on April 12, 2001, the Company entered into an agreement with the lender whereby the lender agreed to forebear taking any action until April 15, 2002, with respect to the various covenant breaches which existed at December 31, 2000. As part of the agreement, the Company renegotiated the financial covenants of the bank loan payable and agreed to place US$264,000 on deposit with the lender. As at April 12, 2001, the Company is in compliance with the new financial covenants and expects to remain in compliance throughout 2001. At December 31, 2000, $4,493,000 of the $5,286,000
            bank loan payable has been classified as a long-term obligation in these financial statements.

      b) In the event of default under the term bank loan of $800,000 (1999 - $1,400,000), a former director of the Company has a right to acquire all of the common shares of a subsidiary company of the Company for $1. The sole asset of the subsidiary is 19.2 acres of land with a book value of $1,312,000. If this occurred, the liability in respect of the first and second preference shares of the subsidiary company reflected in these financial statements (note 8) would be extinguished without payment.

      c) The Company has provided a general collateral agreement representing a first charge on all Canadian assets other than real property of the Company as collateral for a $4,000,000 operating bank facility, the term bank loans and the U.S. dollar term loan. The Company has also provided first mortgages in the aggregate amount of $3,743,000 on certain land and buildings located in Waterdown and Hamilton, Ontario, an assignment of the Northern common shares and a pledge of certain book debts, inventories and other assets as collateral. The Company is also required to maintain cash deposits of $nil (1999 - $400,000) as collateral for the loan facility. As at December 31, 2000, the Company has issued letters of credit in the amount of $900,000 on this operating facility. As at December 31, 2000, the Company has available borrowings under the operating bank facility of $3,100,000. The operating facility bears interest at the Canadian bank reference rate plus 0.2%.

      d) Temisca has an unsecured line of credit of $300,000 of which $125,000 was drawn at December 31, 2000. The line of credit bears interest at the bank reference rate plus 0.25% (8.5% at December 31, 2000).

      e) SunRich maintains a line of credit with a bank, which provides for maximum borrowings of up to US$3,000,000 based on eligible accounts receivable and inventories, with interest at the U.S. bank's reference rate or LIBOR rate plus 2.5% (9.5% at December 31, 2000) and collateralized by accounts receivable and inventories at December 31, 2000. SunRich has drawn US$900,000 (CAN$1,350,000) against this facility at December 31, 2000.


                                      p39

      f) Northern maintains a line of credit with a bank which provides for maximum borrowings of US$1,000,000 of eligible accounts receivable and inventory, with an interest rate at the bank's reference rate plus 1.5% (10.5% at December 31, 2000). Borrowings under this line of credit are due on demand and are collateralized by accounts receivable, inventories and certain equipment of Northern. Borrowings under this line of credit totalled US$950,000 (CAN$1,425,000) at December 31, 2000.

      g) The aggregate value of debt denominated in U.S. dollars at December 31, 2000 amounted to US$14,141,000 (1999 - US$1,513,000).

      h) The fair value of the long-term debt would not be materially different from the carrying amount. The effective interest rate at December 31, 2000 is 9.1% (1999 - 8.1%).

8     Preference shares of subsidiary companies

                                                                 2000      1999
                                                              -----------------
                                                                    $         $

      400,000 (1999 - 500,000) first preference shares (a)    400,000   500,000
      385,834 (1999 - 455,834) second preference shares (a)   301,000   347,000
      146,795 (1999 - nil) H preference shares (b)            148,000        --
                                                              -----------------
                                                              849,000   847,000
      Less: Current portion of preference shares              387,000   240,000
                                                              -----------------
                                                              462,000   607,000
                                                              =================

      a)    First and second preference shares

            The Company is required to purchase 100,000 first preference shares issued by 1108176 Ontario Inc., its subsidiary, per annum at $1 per share plus unpaid dividends thereon calculated at 5% per annum, commencing December 31, 1996, until the term bank loan described in note 7(b) is repaid. Thereafter, the Company is required to purchase 200,000 first preference shares per annum under the same terms and conditions.

            In January 2000, 100,000 first preference shares were purchased for $100,000, and a dividend of $25,000 was paid. Payment for a further purchase of 100,000 first preference shares and a dividend of $20,000 was delivered in trust to the Company's lawyer in January 2001 pending receipt of the shares purchased.

            The second preference shares of the subsidiary company with a stated value of $1 per share are non-dividend bearing and are redeemable monthly at the rate of 5,833 shares ($5,833) per month until fully paid out. The Company is required to fund the redemption. As a result of the fixed repayment requirements, the second preference shares have been discounted at an imputed rate of 8%. During the year, 70,000 (1999 - 70,000) second preference shares were redeemed. Imputed interest on the second preference shares during the year amounted to $24,000 (1999 - $31,000).

            The Company is required to purchase all of the outstanding first preference shares at $1 per share in the event of a change in the current Chairman of the Company or upon the sale of BEI.

      b)    H preference shares

            The Company is required to redeem the H preference shares issued by Temisca, its subsidiary, plus unpaid interest thereon calculated at 3% if certain financial ratios are achieved by Temisca. Upon acquisition of Temisca on October 31, 2000, the Company assigned a fair value of $427,000 to the H preference shares based on the Company's anticipated date of redemption at a discount rate of 8%. Subsequent to the acquisition of Temisca, the Company offered to redeem all of the H preference shares at prices ranging from $0.33 to $0.40 per share. Holders of 279,885 H preference shares accepted the Company's offer and a gain of $175,000 was recorded. During the period from October 31, 2000 to December 31, 2000, the Company recorded imputed interest expense of $1,000 on these preference shares.

      c) The fair market values of the first and second preference shares and the H preference shares would not be materially different from their carrying amounts and could vary with fluctuations in interest rates.

9     Capital stock

      a) During 1997, the shareholders of the Company agreed to reduce the stated capital account of the Company's common shares by $25,026,000 through a reduction of the deficit.


                                      p40

      b) The following is a summary of changes in share capital during the year.

                                                    Warrants                 Common shares             Total
                                            ----------------------------------------------------------------
                                                Number             $        Number            $            $
            Balance at December 31, 1998     1,182,500            --    14,779,718    4,467,000    4,467,000
            Shares and warrants issued to
               acquire SunRich (note 2)        104,821        55,000     5,471,866    6,346,000    6,401,000
            4 for 1 warrant exchange (c)      (849,375)           --            --           --           --
            Warrants exercised                (402,204)      (55,000)      402,204      350,000      295,000
            Warrants issued                    366,804            --            --           --           --
            Warrants expired                   (71,142)           --            --           --           --
                                            ----------------------------------------------------------------
            Balance at December 31, 1999       331,404            --    20,653,788   11,163,000   11,163,000
            Warrants exercised (c)            (234,959)           --       234,959      529,000      529,000
            Warrants expired (c)               (96,445)           --            --           --           --
            Options exercised (d)                   --            --       298,225      436,000      436,000
            Shares and warrants issued to
               acquire Northern (note 2)       500,000        30,000     7,000,000   10,552,000   10,582,000
                                            ----------------------------------------------------------------
            Balance at December 31, 2000       500,000        30,000    28,186,972   22,680,000   22,710,000
                                            ================================================================

      c) At December 31, 1998, the Company had outstanding 1,182,500 warrants to acquire common shares. Of these warrants, 650,000 were exercisable at US$2.25 per share, and 532,500 were exercisable at US$2.00 per share. As a result of extensions to the original expiry dates approved in 1997 and 1998, the warrants were to expire on June 30, 1999. In December 1998, the Company offered to the warrant holders a 4 for 1 exchange of the 1,182,500 warrants with an exercise price of US$0.50 per share expiring on January 31, 1999.

            Provided the new warrants were exercised prior to January 31, 1999, an equivalent number of additional warrants with an exercise price of US$1.00 to December 31, 1999, rising to US$2.00 on January 1, 2000 and expiring on December 29, 2000 would be issued.

            During January 1999, 283,125 of the new warrants were exercised to acquire 283,125 common shares for proceeds of $212,000. Accordingly, 283,125 additional warrants were issued. Of these additional warrants, 35,400 warrants were exercised for proceeds of $38,000.

            During August 1999, 83,679 of the warrants issued to acquire SunRich were exercised to acquire 83,679 common shares for proceeds of $45,000. Accordingly, 83,679 additional warrants were issued.

            During 2000, the exercise price of the additional warrants issued in 1999 was reduced, for a 30-day period, from US$2.00 to US$1.50. During this 30-day period, 234,959 warrants were exercised resulting in 234,959 common shares being issued for proceeds of $529,000. The remaining 96,445 additional warrants issued in 1999 expired on December 29, 2000.

            As at December 31, 2000, the Company had 500,000 warrants outstanding with an exercise price of US$1.50 and an expiry date of September 15, 2005 (note 2).

      d)    Director/employee option plans

            The Company grants options to employees and directors from time to time under employee/director stock option plans. The Company has authorized 2,123,400 (1999 - 2,123,400) shares to be made available for the stock option plans. The following is a summary of grants during the year.

            Grant date           Expiry date         Exercise price       Number
                                                                  $   of options
            --------------------------------------------------------------------
            January 6, 2000      December 11, 2004          US$0.91        4,000
            April 4, 2000        April 4, 2005              US$1.38       41,000
            June 28, 2000        April 4, 2005              US$1.41        4,000
            December 20, 2000    December 20, 2005          US$1.31      246,500
                                                                         -------
                                                                         295,500
                                                                         -------

      Employee stock options granted by the company contain exercise prices, which are equivalent to the share price on the grant date. Any consideration paid by employees on exercise of stock options or purchase of stock is credited to share capital.


                                      p41

      The 295,500 options granted vest as follows: 108,000 options vested in 2000, 48,300 vest in 2001, 47,300 vest in 2002, 47,300 vest in 2003 and
      44,600 vest in 2004. Details of the options exercisable and changes during the periods presented are as follows:

                                      Balance                          Granted with        Vested         Balance
Expiry date          Exercise           as at                             immediate    from prior           as at
                     price      Dec. 31, 1999   Retracted   Exercised       vesting   year grants   Dec. 31, 2000
-----------------------------------------------------------------------------------------------------------------
March 10, 2001       US$1.06          459,250          --    (145,375)           --            --         313,875
December 11, 2003    US$0.75 to
                     US$1.06          672,200          --     (98,350)           --        22,100         595,950
August 2, 2004       US$1.06          131,900      (2,000)    (10,000)           --        19,900         139,800
December 31, 2004    US$1.06          182,500          --     (44,500)           --            --         138,000
August 2, 2005       US$1.06           56,000          --          --            --        34,800          90,800
April 4, 2005        US $1.38 to
                     US$1.41               --      (1,000)         --         9,000            --           8,000
December 11, 2004    US $0.91              --          --          --         1,600            --           1,600
December 20, 2005    US $1.31              --          --          --        97,400            --          97,400
                                ---------------------------------------------------------------------------------
                                    1,501,850      (3,000)   (298,225)      108,000        76,800       1,385,425
                                =================================================================================

                                               Balance               Granted with        Vested         Balance
Expiry date          Exercise                    as at                  immediate    from prior           as at
                     price               Dec. 31, 1998   Retracted        vesting   year grants   Dec. 31, 1999
---------------------------------------------------------------------------------------------------------------
March 10, 2001       US$1.22 to US$1.75        471,250     (12,000)            --            --         459,250
December 11, 2003    US$0.75 to US$1.38        302,875          --         65,700       303,625         672,200
August 2, 2004       US$1.06                        --          --        131,900            --         131,900
December 31, 2004    US$1.82                   182,500          --             --            --         182,500
August 2, 2005       US$1.06                        --          --         56,000            --          56,000
                                         ----------------------------------------------------------------------
                                               956,625     (12,000)       253,600       303,625       1,501,850
                                         ======================================================================

      The weighted average exercise price of the above outstanding options at December 31, 2000 is US$1.09 per share (1999 - US$1.29 per share). On January 7, 2000, all options with an option price in excess of US$1.06 were repriced to US$1.06. The weighted average price of options exercised in the year was US$1.06 (1999 - US$nil).

      At December 31, 2000, options to acquire an additional 472,100 common shares at US$0.75 to US$1.38 have been granted but have not yet vested. Options that have not vested are excluded from the above table. The weighted average exercise price of the 472,100 (1999 - 366,400) options granted but not vested is US$1.17 (1999 - US$1.06).

      Subsequent to year-end, 2,000 options were exercised to acquire 2,000 common shares for gross proceeds of $3,000. In addition, on March 5, 2000, the Board approved a resolution extending the exercise period of 304,375 options, from March 10, 2001 to December 31, 2003.

10    Income taxes

      The effective income tax rate on consolidated earnings is influenced by items such as available losses carried forward and non-deductible expenses:

                                                                           2000          1999
                                                                     ------------------------
                                                                              $             $
      Net earnings before income taxes                                2,506,000     1,072,000
                                                                     ------------------------
      Income taxes at Canadian statutory rates of 42% (1999 - 44%)    1,053,000       472,000
      Increase (decrease) by the effects of
         Current year non-capital loss not recognized                   457,000            --
         Application of prior year losses and scientific research
           expenditures carried forward                                (695,000)     (433,000)
         Reduction in valuation allowance                            (1,798,000)     (635,000)
         Differences in foreign, capital gains and manufacturing
           and processing tax rates                                     (63,000)      (20,000)
         Non-taxable income/non-deductible expenses                     178,000       164,000
                                                                     ------------------------
      Recovery of income taxes                                         (868,000)     (452,000)
                                                                     ========================


                                      p42

      Future tax assets (liabilities) of the Company are as follows:

                                                             2000          1999
                                                       ------------------------
                                                                $             $

      Differences in capital assets basis              (3,191,000)     (608,000)
      Accounting reserves not deducted for tax            239,000       278,000
      Capital and non-capital losses                    1,279,000       241,000
      Tax benefit of scientific research expenditures   2,125,000     2,913,000
      Pre-operating costs                                (307,000)           --
      Other                                                81,000        12,000
                                                       ------------------------
                                                          226,000     2,836,000
      Valuation allowance                                (780,000)   (2,395,000)
                                                       ------------------------
                                                         (554,000)      441,000
                                                       ========================

                                                             2000          1999
                                                       ------------------------
                                                                $             $

      Future income taxes asset                           954,000     1,020,000
      Future income taxes liability                    (1,508,000)     (579,000)
                                                       ------------------------
                                                         (554,000)      441,000
                                                       ========================

      The Company has approximately $5,300,000 in Canadian scientific research expenditures which can be carried forward indefinitely to reduce future years' taxable income, and approximately $150,000 in scientific research investment tax credits which can be used to reduce future years' income taxes payable. These scientific research investment tax credits expire in varying amounts from 2001 to 2006.

      The SunRich Food Group has capital and non-capital loss carry-forwards of approximately $2,693,000 at December 31, 2000 available to reduce future federal and state income tax that begins to expire in 2002.

      The Environmental Industrial Group has non-capital loss carry-forwards of $139,000 at December 31, 2000 available to reduce future federal and provincial income tax. These non-capital losses expire in varying amounts from 2001 to 2002.

      A valuation allowance of $780,000 (1999 - $2,395,000) has been recorded to reduce the net benefit recorded in the financial statements related to the capital and non-capital loss carry-forwards. The valuation allowance is deemed necessary as a result of the uncertainty associated with the ultimate realization of these future tax assets. Of this amount, approximately $333,000 relates to the acquisition of SunRich in 1999 and Nordic in 2000 and accordingly, any recognition of these amounts in the future will be accounted for as a reduction of the related goodwill.

11    Related party transactions and balances

      In addition to transactions disclosed elsewhere in these financial statements, the Company entered into the following related party transactions:

      a) During 2000, the Company charged affiliated companies $66,000 for services rendered (1999 - $66,000). Included in accounts receivable at December 31, 2000 is $168,000 (1999 - $56,000) due from affiliated companies. Also included in accounts receivable at December 31, 2000 is $105,000 (1999 - $88,000) due from officers/directors of the Company;

      b) Included in other long-term debt is an uncollateralized loan of $178,000 due to a shareholder, payable in monthly instalments of principal and interest of US$2,543 through to August 24, 2005, bearing interest at 8%; and

      c) The Company leases certain real estate from a shareholder under operating leases that expire in August 2010. Annual rental under each of the leases is $2.

12    Commitments and contingencies

      a) The Company has filed a claim against a former director relating to certain actions taken when he was the President of one of the Company's operating division. The former director has counter claimed against the Company and its subsidiaries, the Chairman of the Company and Easton, the Company's 32% equity investment.

            It cannot be determined if there will be any recovery by the Company at this time or if there will be any loss to the Company, and no provision has been made in these financial statements in respect of this matter.

      b) The Company believes, with respect to both its operations and real property, that it is in material compliance with current environmental laws. Based on known existing conditions and the Company's experience in complying with emerging environmental issues, the Company is of the view that future costs relating to environmental compliance will not have a material adverse effect on its financial position, but there can be no assurance that unforeseen changes in the laws or enforcement policies of relevant governmental bodies, the discovery of


                                      p43
            changed conditions on the Company's real property or in its operations, or changes in use of such properties and any related site restoration requirements, will not result in the incurrence of significant costs. No provision has been made in these financial statements for these future costs since such costs, if any, are not determinable at this time.

      c) An irrevocable letter of credit for $750,000 has been placed with the Ontario Ministry of Environment and Energy as a security deposit for the Certificate of Approval granted to the Company for certain recycling activities. This letter of credit must remain in place indefinitely as a condition of the Certificate of Approval. Additional letters of credit totalling $150,000 have been placed with various third parties as security on transactions occurring in the ordinary course of operations.

      d) In the normal course of business, the SunRich Food Group holds grain for the benefit of others. The Company is liable for any deficiencies of grade or shortage of quantity that may arise in connection with such grain.

      e) The Company has a commitment to buy from growers at set prices and times and also has commitments to sell to terminals at set prices and times. To offset the risk of market movement in prices, the Company will buy or sell future positions with commodity brokers. The quantities of commodities of these open futures contracts at December 31, 2000 are as follows:

                                                              Number of bushels
                                                         ----------------------
                                                             Corn      Soybeans

            Company-owned grain                           196,972       145,938
            Purchase contracts                            170,032       (51,260)
            Sales contracts                              (244,559)     (260,550)
            Futures contracts                              50,000       320,000
                                                         ----------------------
            Total net position (short) long               172,445       154,128
                                                         ======================

      f) During 1999, the Company entered into a 12-year exclusive licence agreement related to the sales of the Company's steam explosion equipment in China.

      g) Commitments under operating leases, principally for distribution centres and warehouse, are as follows:

                                                                  $
                                                          ---------
            2001                                          1,030,000
            2002                                            941,000
            2003                                            883,000
            2004                                            830,000
            2005 and thereafter                           1,498,000
                                                          ---------
                                                          5,182,000
                                                          =========

            Rent expense incurred in the year amounted to $1,038,000 (1999 - $195,000).

13    Earnings per share

      The calculation of earnings per share is based on the weighted average number of shares outstanding of 22,975,986 (1999 - 17,384,644). Fully diluted earnings per share reflect the dilutive effect of the exercise of warrants and options as disclosed in note 9. The number of shares for the fully diluted earnings per share calculation was 25,333,604 (1999 - 19,217,852). Interest on the funds, which would have been received had the warrants and options been exercised at the beginning of the year, amounts to $182,000 (1999 - $158,000) on an after tax bases, calculated at Canadian bank prime.

14    Financial instruments

      The Company's financial instruments recognized in the consolidated balance sheets and included in working capital consist of accounts receivable, other receivables and accounts payable and accrued liabilities. The fair values of these instruments approximate their carrying value due to their short-term maturities.

      The Company's financial instruments that are exposed to credit risk include cash and cash equivalents and accounts receivable. The Company places its cash with institutions of high creditworthiness. The Company's trade accounts receivable are not subject to a high concentration of credit risk. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited. The Company maintains an allowance for losses based on the expected collectibility of the accounts.

      Information on the Company's other financial instruments is contained in other notes to the consolidated financial statements.


                                      p44

15    Segmented information

      The Company operates in three industry segments: (a) Steam Explosion Technology Group: the design, engineering, and sale of customized steam explosion technology systems; (b) Environmental Industrial Group, which recycles and sells or disposes of certain non-hazardous and hazardous industrial waste and resale of inorganic minerals and (c) the SunRich Food Group, which manufactures, markets, distributes and packages grains and other food products with a focus on soy products. The Company's assets, operations and employees are located in Canada and the United States.

      Industry segments

                                                                                                 2000
                                       --------------------------------------------------------------
                                              Steam
                                          Explosion
                                         Technology
                                          Group and      Environmental         SunRich
                                          Corporate   Industrial Group      Food Group   Consolidated
                                       --------------------------------------------------------------
                                                  $                  $               $              $
External sales by market
Canada                                      169,000         25,549,000         397,000     26,115,000
U.S.                                        376,000          5,737,000      67,515,000     73,628,000
Asia                                             --                 --       1,795,000      1,795,000
Europe                                           --                 --         115,000        115,000
                                       --------------------------------------------------------------
Total sales to external customers           545,000         31,286,000      69,822,000    101,653,000
                                       ==============================================================
Interest expense                                 --            416,000       1,111,000      1,527,000
                                       ==============================================================
Income tax expense (recovery)            (1,798,000)            66,000         864,000       (868,000)
                                       ==============================================================
Segment net income                          495,000          2,513,000         366,000      3,374,000
                                       ==============================================================
Identifiable assets                       3,094,000         21,465,000      68,307,000     92,866,000
                                       ==============================================================
Amortization                                220,000            781,000       1,712,000      2,713,000
                                       ==============================================================
Expenditures on property, plant
   and equipment                             55,000            667,000       4,631,000      5,353,000
                                       ==============================================================
Equity accounted investments                382,000                 --              --        382,000
                                       ==============================================================

                                                                                                 1999
                                       --------------------------------------------------------------
                                              Steam
                                          Explosion
                                         Technology
                                          Group and      Environmental         SunRich
                                          Corporate   Industrial Group      Food Group   Consolidated
                                       --------------------------------------------------------------
                                                  $                  $               $              $
External sales by market
Canada                                       85,000         18,554,000              --     18,639,000
U.S.                                        399,000          3,275,000      24,481,000     28,155,000
Asia                                             --                 --         510,000        510,000
                                       --------------------------------------------------------------
Total sales to external customers           484,000         21,829,000      24,991,000     47,304,000
                                       ==============================================================
Interest expense                                 --            144,000         217,000        361,000
                                       ==============================================================
Income tax expense (recovery)              (635,000)                --         183,000       (452,000)
                                       ==============================================================
Segment net income (loss)                  (843,000)         2,058,000         309,000      1,524,000
                                       ==============================================================
Identifiable assets                       2,919,000         13,513,000      19,002,000     35,434,000
                                       ==============================================================
Amortization                                257,000            477,000         336,000      1,070,000
                                       ==============================================================
Expenditures on property, plant
   and equipment                             47,000            500,000         591,000      1,138,000
                                       ==============================================================
Equity accounted investments                186,000                 --              --        186,000
                                       ==============================================================


                                      p45

Geographic segments

                                                                        2000                                   1999
                                         -----------------------------------   ------------------------------------
                                             Canada        U.S.        Total       Canada         U.S.        Total
                                                  $           $            $            $            $            $
                                         -----------------------------------   ------------------------------------
      Property, plant and equipment       9,944,000  33,214,000   43,158,000    5,373,000    5,393,000   10,766,000
                                         ===================================   ====================================
      Goodwill                            2,774,000   8,457,000   11,231,000    1,785,000    2,137,000    3,922,000
                                         ===================================   ====================================
      Total assets                       21,526,000  71,340,000   92,866,000   16,219,000   19,215,000   35,434,000
                                         ===================================   ====================================

16    Subsequent event

      Subsequent to year-end, the Company acquired 100% of the common shares of Jenkins & Gournoe, Inc., which operates under the name of First Light Foods, Inc. Consideration consisted of the issuance of 833,333 common shares, US$300,000 in cash, a US$700,000 note payable and up to 175,000 warrants. The purchase price is subject to change contingent on the operating results of the acquired Company.

      First Light Foods, Inc., which owns several trademarked soymilk brands that are marketed as the private label brands of a major California food chain, will be part of the SunRich Food Group.

17    United States accounting principles differences

      These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada (Canadian GAAP) which conform in all material respects applicable to the Company with those in the United States (U.S. GAAP) during the periods presented except with respect to the following:

      Under U.S. GAAP, the gain on dilution in the amount of $140,000 in 2000 (1999 - $nil) resulting from the dilution of the Company's ownership of the common share equity of Easton would have been excluded from income and included as a separate component of shareholders' equity as Easton is a development stage exploration company. Also, under U.S. GAAP, certain development and pre-operating costs of $768,000 (1999 - $75,000) deferred in these financial statements would be expensed. Amortization of $157,000 (1999 - $nil) related to the development and start-up costs would not have been expensed.

      During the year, the Company repriced certain options as described in note
      9. As a result, $52,000 (1999 - $nil) of compensation expense would be recognized under U.S. GAAP.

      The net effect of income taxes on the above items is insignificant.

      Accordingly, the following would have been reported under U.S. GAAP:

                                                                              2000           1999
                                                                       --------------------------
                                                                                 $              $
      Net earnings for the year - as reported                            3,374,000      1,524,000
      Dilution gain                                                       (140,000)            --
      Development costs                                                    157,000        (75,000)
      Pre-operating costs                                                 (768,000)            --
      Stock option compensation expense                                    (52,000)            --
                                                                       --------------------------
      Net earnings for the year - U.S. GAAP                              2,571,000      1,449,000
                                                                       ==========================
      Basic and fully diluted earnings per share - U.S. GAAP                  0.11           0.08
                                                                       ==========================
      Weighted average number of common shares outstanding              22,975,986     17,384,644
                                                                       ==========================
      Shareholders' equity - as reported                                33,277,000     18,098,000
      Cumulative development, start-up costs and pre-operating costs      (850,000)      (239,000)
      Cumulative stock compensation expense                                (52,000)            --
                                                                       --------------------------
      Shareholders' equity - U.S. GAAP                                  32,375,000     17,859,000
                                                                       ==========================

      Comprehensive income

      U.S. GAAP requires that a comprehensive income statement be prepared. Comprehensive income is defined as "the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner events". It includes all changes in equity during a period, except those resulting from investments by owners and distributions to owners. The comprehensive income statement reconciles the reported net income to the comprehensive income.

      The following is a comprehensive income statement (prepared in accordance with U.S. GAAP) which, under U.S. GAAP, would have the same prominence as other financial statements.


                                      p46

                                                       2000          1999
                                                -------------------------
                                                          $             $

      Net earnings for the year - U.S. GAAP       2,571,000     1,449,000
      Currency translation adjustment               258,000      (195,000)
                                                -------------------------
      Comprehensive income                        2,829,000     1,254,000
                                                =========================

      Other U.S. GAAP disclosures

                                                       2000          1999
                                                -------------------------
                                                          $             $

      Allowance for doubtful accounts               939,000       665,000
                                                =========================
      Inventory provisions                           61,000       134,000
                                                =========================
      Accrued recycling costs                       298,000       384,000
                                                =========================

      Pro forma data (unaudited)

      Condensed pro forma income statement, as if the acquisitions of PECAL, Northern, Nordic and Temisca had occurred at the beginning of the previous year, is as follows:

                                                       2000          1999
                                                -------------------------
                                                          $             $

      Revenue                                   134,169,000    93,727,000
                                                =========================
      Net income                                  1,752,000     1,550,000
                                                =========================
      Earnings per share                               0.08          0.09
                                                =========================

      Employee stock compensation

      Effective January 1, 1996, Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), encourages, but does not require, companies to include in compensation cost at the fair value of stock options granted. The Company has decided not to adopt the fair value method. A company that does not adopt this new method must disclose pro forma net income and earnings per share giving effect to the method of compensation cost described in SFAS No. 123.

      The Company's stock option plan is described in note 9. Employee stock options granted by the Company in 1999 and 2000 were granted at prices which were at the value of stock on the grant date, vest at various dates ranging from the date of the grants to August 2, 2004 and expire 2 to 6 years subsequent to the grant date.

      The fair value of the options granted during 1999 and 2000 was estimated using the Black-Scholes option-pricing model with the assumptions of a dividend yield of 0% (1999 - 0%), an expected volatility of 51% (1999 - 84%), a risk-free interest rate of 5% (1999 - 4%), and an expected life of 1 to 6 years.

      The total value of 295,500 (1999 - 620,000) stock options that were granted by the Company to employees during 2000 was $260,000 (1999 - $632,000). Of this total amount, under SFAS No. 123, the cost of stock compensation expense for the year ended December 31, 2000 would be $107,000 (1999 - $239,000). The unrecognized value of $153,000 (1999 -
      $393,000) will be charged to pro forma net earnings in future years according to the vesting terms of the options. Compensation expense of options granted in 1999 and vesting in 2000 is $86,000 (1999 - $307,000).
      The resulting pro forma net earnings (loss) and earnings (loss) per share for the year ended December 31, 2000 under U.S. GAAP are $2,378,000 (1999
      - ($903,000)) and $0.10 (1999 - ($0.05)), respectively.

      The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. The Company's adoption of SFAS No. 123 for pro forma disclosure purposes does not apply to awards prior to 1995, and additional awards in future years are anticipated.

      Recent accounting developments

      In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting of Derivative Instruments and Hedging Activities. SFAS No. 133 requires that all derivatives be recorded on the balance sheets at their fair value. Changes in fair value are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction. The impact on the Company's consolidation results of operations, financial position or cash flow will be dependent on the level and types of derivative instruments the Company will have entered into at the time SFAS No. 133 is implemented.

      In June 1999, FASB issued an Exposure Draft to defer the effective date of SFAS No. 133 to all fiscal quarters of all fiscal years beginning after June 15, 2000. As a result, the standard will be adopted by the Company in fiscal 2001.


                                      p47
corporate [GRAPHIC OMITTED]
      information

OFFICERS AND
SENIOR MANAGEMENT

Jeremy N. Kendall *
Chairman and Chief Executive Officer

John D. Taylor *
President and Chief Operating Officer

Cyril A. Ing *(2)
Corporate Secretary

Allan Routh *
President - SunRich Food Group, Inc.

Leslie N. Markow, C.A.
Vice President, Finance and Chief Financial Officer

Larry (Andy) Anderson, C.P.A. *
Chief Financial Officer - Northern Food & Dairy, Inc.

Dennis Anderson *
Executive Vice President of Operations - SunRich Food Group, Inc.

David Kruse, C.M.A.
Vice President and Chief Operating Officer - BEI/PECAL

DIRECTORS

Phillip D. E. Bergqvist (2)
Past Chairman - Eucalyptus Pulp Mills PLC

Joseph Riz (1)
Managing Director - Tricapital Management Limited

James K. Rifenbergh
Chairman Emeritus - Brown Printing Company

Michael M. Boyd (1)
Managing Director - Merchant Banking - HSBC Capital (Canada) Inc.

Katrina Houde (1)
Independent Consultant

(*)   Directors
(1)   Members of Audit Committee
(2)   Members of Compensation Committee

OFFICES

Corporate Head Office and Steam
Explosion Technology Group
2838 Highway 7
Norval, Ontario Canada L0P 1K0
ph: (905) 455 1990
fx: (905) 455 2529
email: info@staketech.com
www.staketech.com

Environmental Industrial Group
407 Parkside Drive
Waterdown, Ontario
Canada L0R 2H0
ph: (905) 689 6661
fx: (905) 689 0485
email: info@bei.ca
www.bei.ca

SunRich Food Group, Inc.
3824 - 93rd Street S.W.
Hope, Minnesota, 56046-0128 USA
ph: (507) 451 3316
fx: (507) 451 2910
email: info@sunrich.com
www.sunrich.com

TRANSFER AGENT

American Stock Transfer Co.
40 Wall Street, 46th Floor
New York, NY, USA 10005
ph: 1 800 937 5449

CORPORATE LEGAL COUNSEL

Dunnington, Bartholow & Miller
New York, NY

Lafleur Brown
Toronto, Ontario

AUDITORS

PricewaterhouseCoopers LLP
Mississauga, Ontario

SHAREHOLDER COMMUNICATIONS

Copies of Stake's Annual Report, Form 10-KSB and other SEC filing are available on the Company website www.staketech.com. Paper copies are available without charge.

Please contact:

Stephanie King / Linda Latman
The Equity Group Inc.
800 Third Avenue, 36th Floor
New York, NY 10022
ph: (212) 836 9611
fx: (212) 421 1278
email: sking@equityny.com
       llatman@equityny.com

Listed on Nasdaq as STKL


                                      p48

Except for the historical information herein, the matters discussed in this Annual Report include forward looking statements that may involve a number of risks and uncertainties. Future results may vary significantly based on a number of factors, including, but not limited to, risks in market acceptance of new products or technology, continuing product demand, the impact of competitive products and pricing, changing economic condition, and other risk factors detailed in the Company's December 31, 2000 10-KSB and other filings with the Securities and Exchange Commission.

Printed in Canada

Designed & produced by Stratagem Marketing & Design o www.stratagem.on.ca

Stake Technology Ltd.

2838 Highway 7
Norval, Ontario
Canada L0P 1K0
ph: (905) 455 1990
fx: (905) 455 2529
email: info@staketech.com
www.staketech.com
Nasdaq Listed - STKL